-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               EPIC RESORTS, LLC
                            AND EPIC CAPITAL CORP.

                                  as Issuers,

                           The Subsidiary Guarantors
                                named herein or
                             which become a party
                              hereto pursuant to
                               Article 10 hereof

                                      and

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                  as Trustee

                                 $130,000,000

                  13% SENIOR SECURED NOTES DUE 2005, SERIES A
                  13% SENIOR SECURED NOTES DUE 2005, SERIES B
                       ---------------------------------



                             --------------------

                                   INDENTURE

                           Dated as of July 8, 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            CROSS-REFERENCE TABLE*


Trust Indenture
   Act Section                                Indenture Section
310(a)(1)..........................................  7.10
   (a)(2)..........................................  7.10
   (a)(3)..........................................  N.A.
   (a)(4)..........................................  N.A.
   (a)(5)..........................................  7.10
   (b).............................................  7.10
   (c).............................................  N.A.
311(a).............................................  7.11
   (b).............................................  7.11
   (c).............................................  N.A.
312(a).............................................  2.05
   (b).............................................  12.03
   (c).............................................  12.03
313(a).............................................  7.06
   (b)(1)..........................................  7.06
   (b)(2)..........................................  7.06
   (c).............................................  7.06
   (d).............................................  7.06
314(a).............................................  4.03; 4.04
   (b).............................................  11.04.
   (c)(1)..........................................  12.02
   (c)(2)..........................................  12.04
   (c)(3)..........................................  N.A.
   (d).............................................  11.04
   (e).............................................  12.05
   (f).............................................  N.A.
315(a).............................................  7.01
   (b).............................................  7.05
   (c).............................................  7.01
   (d).............................................  6.05; 7.01
   (e).............................................  6.11
316(a)(1)(A).......................................  6.05
   (a)(1)(B).......................................  6.04
   (a)(2)..........................................  N.A.
   (b).............................................  6.07
   (c).............................................  Exhibits A and B
317(a)(1)..........................................  6.08
   (a)(2)..........................................  6.09
   (b).............................................  2.04
318(a).............................................  12.01

                                     -i-


  (b).............................................  N.A.
  (c).............................................  12.01

--------------
*This Cross-Reference Table is not part of the Indenture.
N.A. means not applicable.

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----

                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
BY REFERENCE ............................................................   1
     SECTION 1.01.  DEFINITIONS .........................................   1
     SECTION 1.02.  OTHER DEFINITIONS....................................  20
     SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT....  21
     SECTION 1.04.  RULES OF CONSTRUCTION................................  21

                                   ARTICLE 2

THE SECURITIES...........................................................  21
     SECTION 2.01.  FORM AND DATING......................................  22
     SECTION 2.02.  EXECUTION AND AUTHENTICATION.........................  23
     SECTION 2.03.  REGISTRAR AND PAYING AGENT...........................  23
     SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST..................  24
     SECTION 2.05.  SECURITYHOLDER LISTS.................................  24
     SECTION 2.06.  TRANSFER AND EXCHANGE................................  24
     SECTION 2.07.  REPLACEMENT SECURITIES...............................  25
     SECTION 2.08.  OUTSTANDING SECURITIES...............................  25
     SECTION 2.09.  TREASURY SECURITIES..................................  26
     SECTION 2.10.  TEMPORARY SECURITIES.................................  26
     SECTION 2.11.  CANCELLATION.........................................  26
     SECTION 2.12.  DEFAULTED INTEREST...................................  26
     SECTION 2.13.  CUSIP NUMBER.........................................  27
     SECTION 2.14.  DEPOSIT OF MONEYS....................................  27
     SECTION 2.15.  RESTRICTIVE LEGENDS..................................  27
     SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES..........  29
     SECTION 2.17.  SPECIAL TRANSFER PROVISIONS..........................  30
     SECTION 2.18.  PERSONS DEEMED OWNERS................................  31
     SECTION 2.19.  ALLOCATION OF PURCHASE PRICE.........................  32

                                   ARTICLE 3

 REDEMPTION..............................................................  32
     SECTION 3.01.  NOTICES TO TRUSTEE...................................  32
     SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED...............  32
     SECTION 3.03.  NOTICE OF REDEMPTION.................................  33
     SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.......................  34

                                     -iii-


     SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE..........................  34
     SECTION 3.06.  SECURITIES REDEEMED IN PART..........................  34
     SECTION 3.07.  OPTIONAL REDEMPTION..................................  34
     SECTION 3.08.  MANDATORY OFFER TO PURCHASE..........................  35
     SECTION 3.09.  CERTAIN REDEMPTION PROCEDURES........................  35

                                   ARTICLE 4

COVENANTS................................................................  37
     SECTION 4.01.  PAYMENT OF SECURITIES................................  37
     SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY......................  38
     SECTION 4.03.  SEC REPORTS..........................................  38
     SECTION 4.04.  COMPLIANCE CERTIFICATES..............................  39
     SECTION 4.05.  TAXES................................................  40
     SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.......................  40
     SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS....................  40
     SECTION 4.08.  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM
                    RESTRICTED SUBSIDIARIES..............................  43
     SECTION 4.09.  LIMITATION ON INDEBTEDNESS...........................  44
     SECTION 4.10.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK...  47
     SECTION 4.11.  LIMITATION ON AFFILIATE TRANSACTIONS.................  48
     SECTION 4.12.  LIMITATION ON LIENS..................................  49
     SECTION 4.13.  CORPORATE EXISTENCE..................................  49
     SECTION 4.14.  CHANGE OF CONTROL....................................  49
     SECTION 4.15.  LIMITATION ON ISSUANCES OF CAPITAL STOCK OF
                    RESTRICTED SUBSIDIARIES..............................  51
     SECTION 4.16.  CONDUCT OF BUSINESS..................................  51
     SECTION 4.17.  LIMITATION ON REPAYMENT UPON A CHANGE OF CONTROL.....  51
     SECTION 4.18.  LIMITATION ON SALE/LEASEBACK TRANSACTIONS............  51
     SECTION 4.19.  LIMITATION ON DESIGNATIONS OF UNRESTRICTED
                    SUBSIDIARIES.........................................  52
     SECTION 4.20.  FUTURE NOTE GUARANTEES...............................  53
     SECTION 4.21.  FURTHER INSTRUMENTS AND ACTS.........................  53
     SECTION 4.22.  COLLATERAL DOCUMENTS.................................  53
     SECTION 4.23.  FILING OF PLANS......................................  53
     SECTION 4.26.  VARIANCES AND REZONING...............................  54

                                   ARTICLE 5

SUCCESSORS...............................................................  54
     SECTION 5.01.  LIMITATIONS ON MERGER, CONSOLIDATION OR SALE
                    OF ASSETS............................................  54
     SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED....................  55

                                     -iv-

                                   ARTICLE 6

DEFAULTS AND REMEDIES....................................................  55
     SECTION 6.01.  EVENTS OF DEFAULT....................................  55
     SECTION 6.02.  ACCELERATION.........................................  57
     SECTION 6.03.  OTHER REMEDIES.......................................  57
     SECTION 6.04.  WAIVER OF PAST DEFAULTS..............................  58
     SECTION 6.05.  CONTROL BY MAJORITY..................................  58
     SECTION 6.06.  LIMITATION ON SUITS..................................  58
     SECTION 6.07.  RIGHTS OF SECURITYHOLDERS TO RECEIVE PAYMENT.........  59
     SECTION 6.08.  COLLECTION SUIT BY TRUSTEE...........................  59
     SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.....................  59
     SECTION 6.10.  PRIORITIES...........................................  60
     SECTION 6.11.  UNDERTAKING FOR COSTS................................  61

                                   ARTICLE 7

TRUSTEE..................................................................  61
     SECTION 7.01.  DUTIES OF TRUSTEE....................................  61
     SECTION 7.02.  RIGHTS OF TRUSTEE....................................  63
     SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.........................  64
     SECTION 7.04.  TRUSTEE'S DISCLAIMER.................................  64
     SECTION 7.05.  NOTICE OF DEFAULTS...................................  64
     SECTION 7.06.  REPORTS BY TRUSTEE TO SECURITYHOLDERS................  64
     SECTION 7.07.  COMPENSATION AND INDEMNITY...........................  65
     SECTION 7.08.  REPLACEMENT OF TRUSTEE...............................  66
     SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.....................  67
     SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION........................  67
     SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE
                    ISSUERS..............................................  67

                                   ARTICLE 8

DISCHARGE OF INDENTURE...................................................  67
     SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.....  67
     SECTION 8.02.  CONDITIONS TO DEFEASANCE.............................  68
     SECTION 8.03.  APPLICATION OF TRUST MONEY...........................  70
     SECTION 8.04.  REPAYMENT TO THE ISSUERS............................   70
     SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS.................  70
     SECTION 8.06.  REINSTATEMENT........................................  70

                                   ARTICLE 9

AMENDMENTS...............................................................  71
     SECTION 9.01.  WITHOUT CONSENT OF SECURITYHOLDERS...................  71
     SECTION 9.02.  WITH CONSENT OF SECURITYHOLDERS......................  72

                                     -v-


     SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT..................  74
     SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS....................  74
     SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES................  74
     SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC. ....................  75

                                  ARTICLE 10

SUBSIDIARY GUARANTEE OF SECURITIES.......................................  75
     SECTION 10.01.  SUBSIDIARY GUARANTEE................................  75
     SECTION 10.02.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE......  77
     SECTION 10.03.  SUBSIDIARY GUARANTEE UNCONDITIONAL, ETC. ...........  77
     SECTION 10.04.  LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY......  78
     SECTION 10.05.  CONTRIBUTION........................................  78
     SECTION 10.06.  RELEASE.............................................  78
     SECTION 10.07.  ADDITIONAL SUBSIDIARY GUARANTORS....................  79
     SECTION 10.08.  SUCCESSORS AND ASSIGNS..............................  80
     SECTION 10.09.  WAIVER OF STAY, EXTENSION OR USURY LAWS.............  80

                                  ARTICLE 11

COLLATERAL AND SECURITY..................................................  81
     SECTION 11.01.  COLLATERAL DOCUMENTS; FURTHER ASSURANCES............  81
     SECTION 11.02.  RECORDING AND OPINIONS..............................  83
     SECTION 11.03.  RELEASE OF COLLATERAL...............................  83
     SECTION 11.04.  CERTIFICATES OF THE ISSUERS.........................  85
     SECTION 11.05.  AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE
                     UNDER THE COLLATERAL DOCUMENTS......................  85
     SECTION 11.06.  AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE
                     UNDER THE COLLATERAL DOCUMENTS......................  86

                                  ARTICLE 12


MISCELLANEOUS............................................................  86
     SECTION 12.01.  TRUST INDENTURE ACT CONTROLS........................  86
     SECTION 12.02.  NOTICES.............................................  86
     SECTION 12.03.  COMMUNICATION BY SECURITYHOLDERS WITH OTHER
                     SECURITYHOLDERS.....................................  87
     SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT..  87
     SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.......  88
     SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.........................  88
     SECTION 12.07.  LEGAL HOLIDAYS......................................  88
     SECTION 12.08.  NO RECOURSE AGAINST OTHERS..........................  88
     SECTION 12.09.  DUPLICATE ORIGINALS.................................  89
     SECTION 12.10.  GOVERNING LAW.......................................  89

                                     -vi-


     SECTION 12.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.......  89
     SECTION 12.12.  SUCCESSORS..........................................  89
     SECTION 12.13.  SEVERABILITY........................................  89
     SECTION 12.14.  COUNTERPART ORIGINALS...............................  89
     SECTION 12.15.  TABLE OF CONTENTS, HEADINGS, ETC....................  89

EXHIBIT A      -   FORM OF INITIAL SECURITY
EXHIBIT B      -   FORM OF EXCHANGE SECURITY
EXHIBIT C      -   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                   TRANSFERS TO NON-QIB ACCREDITED INVESTORS
EXHIBIT D      -   FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                   TRANSFERS PURSUANT TO REGULATION S
EXHIBIT E      -   FORM OF DEED OF TRUST
EXHIBIT E-1    -   FORM OF LEASEHOLD MORTGAGE
EXHIBIT E-2    -   FORM OF COLLATERAL ASSIGNMENT
EXHIBIT F      -   RESERVED
EXHIBIT G      -   FORM OF SECURITY AGREEMENT
EXHIBIT H      -   FORM OF ESCROW AND DISBURSEMENT AGREEMENT
EXHIBIT I-1    -   FORM OF POWER OF ATTORNEY

SCHEDULE A     -   EXISTING LIENS
SCHEDULE B     -   EXISTING INDEBTEDNESS

          INDENTURE, dated as of July 8, 1998 by and among Epic Resorts, LLC, a Delaware limited liability company (the "Company"), Epic Capital Corp. ("Epic Capital" and, together with the Company, the "Issuers"), the Subsidiary Guarantors, and United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, in its capacity as trustee (the "Trustee").

          The Issuers have duly authorized the creation of an issue of 13% Senior Secured Notes due 2005, Series A (the "Initial Securities") and 13% Senior Secured Notes due 2005, Series B (the "Exchange Securities") and, to provide therefor, the Issuers have duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities (as defined), when duly issued and executed by the Issuers, and authenticated and delivered hereunder, the valid obligations of the Issuers, and to make this Indenture a valid and binding agreement of the Issuers, have been done.

          The Issuers and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the
Securities:

                                   ARTICLE 1

                         DEFINITIONS AND INCORPORATION
                                 BY REFERENCE

SECTION 1.01.  DEFINITIONS.

          "ACCOUNTANTS" means Arthur Andersen LLP or such other nationally recognized firm of independent certified public accountants as is reasonably acceptable to the Trustee.

          "ACQUISITION" means any purchase or other acquisition of real property by the Company or any Restricted Subsidiary.

          "A&D FACILITY" means with respect to the Company and its Restricted Subsidiaries, one or more debt facilities with banks or other institutional lenders providing for borrowings, the proceeds of which are required to be used for the acquisition and/or development of real property owned by the Company or such Restricted Subsidiary, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

          "ADDITIONAL ASSETS" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Permitted Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary of the Company; (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary of the Company; or (iv) Permitted Investments of the type and in the amounts described in clause
(viii) of the definition thereof; PROVIDED, HOWEVER, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Permitted Business.

          "ADJUSTED NET ASSETS" of a Subsidiary Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, the probable liability of such Subsidiary Guarantor with respect to its contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Subsidiary Guarantees, of such Subsidiary Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary by such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Subsidiary Guarantees), excluding debt in respect of the Subsidiary Guarantees, as they become absolute and matured.

          "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGENT" means any Registrar, Paying Agent or co-registrar.

          "ASSET DISPOSITION" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of (or any other equity interests in) a Restricted Subsidiary (other than directors' qualifying shares) or of any other property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary, (ii) a sale, transfer or disposition in the ordinary course of business of Vacation Ownership Interests or Vacation Ownership Interests Receivables (including, without limitation, direct sales to financial institutions and sales or transfers in connection with securitization transactions in the ordinary course of business), (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) dispositions of property for net proceeds which, when taken collectively with the net proceeds of any other such dispositions under this clause (iv) that were consummated since the beginning of the calendar year in which such disposition is consummated, do not exceed $1.0 million, (v) transactions permitted under Section 5.01 hereunder; and
(vi) Permitted Investments. Notwithstanding anything to the contrary contained above, a Restricted Payment made in compliance with Section 4.07 hereunder shall not constitute an Asset Disposition except for purposes of determinations of the Consolidated Coverage Ratio.

          "ATTRIBUTABLE INDEBTEDNESS" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "AVERAGE LIFE" means, as of the date of determination, with respect to any indebtedness, the quotient obtained by dividing (i) the sum of the product of the numbers of years (rounded upwards to the nearest month) from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption multiplied by the amount of such payment by (ii) the sum of all such payments.

          "BANKRUPTCY CODE" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors, board of managers or other analogous controlling body of such Person or any committee thereof duly authorized, with respect to any particular matter, to exercise the power of such body, or so long as the Company is a limited liability company, the managing member of the Company.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "BRIDGE LOAN" means any loan made under the Bridge Loan Agreement.

          "BRIDGE LOAN AGREEMENT" means the Bridge Loan Agreement, dated as of June 29, 1998, among the Company, the Subsidiary Guarantors, various lending institutions and National Westminster Bank Plc, as administrative agent.

          "BUSINESS DAY" means a day that is not a Legal Holiday.

          "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "CAPITALIZED LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such obligation prior to the first date such obligation may be terminated without penalty.

          "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause
(iii) above, (v) commercial paper rated A-l or the equivalent thereof by Moody's or S&P, and in each case maturing within one year after the date of acquisition, (vi) investment funds investing at least 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's.

          "CHANGE OF CONTROL" means (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries; (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors of the Company; (iii) if no Equity Offering shall have occurred, the failure of Thomas F. Flatley to continue to beneficially own more than 50% of the ordinary voting power for the election of directors of the Company; (iv) if an Equity Offering shall have occurred, the failure of Mr. Flatley to beneficially own at least 25% of the ordinary voting power for the election of directors of the Company or (v) if any Person or Group shall at any time beneficially own a greater percentage of the ordinary voting power for the election of directors of the Company than is then beneficially owned by Mr. Flatley.

          "COLLATERAL" means, collectively, the Collateral as defined in the Collateral Documents.

          "COLLATERAL DOCUMENTS" means each Mortgage (a form of which is attached hereto as Exhibit E), the Security Agreement (a form of which is attached hereto as Exhibit G), the Escrow and Disbursement Agreement (a form of which is attached hereto as Exhibit H) and any other agreements creating a Lien in favor of the Trustee securing the Securities.

          "COMMISSION" means the U.S. Securities and Exchange Commission or its successor.

          "COMMON EQUITY" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

          "COMPANY" means Epic Resorts, LLC, a Delaware limited liability company, until a successor replaces it in accordance with Article 5 hereof and thereafter means the successor.

          "CONSOLIDATED CASH FLOW" for any period means the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense, (iv) amortization expense, and (v) all other non-cash items reducing Consolidated Net Income (excluding any non-cash item to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Securities) and less,
(x) the aggregate amount of contingent and "earnout" payments in respect of any Permitted Business acquired by the Company or any Restricted Subsidiary that are paid in cash during such period and (y) to the extent added in calculating Consolidated Net Income, non-cash items (excluding such non-cash items to the extent they represent an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Securities), in each case for such period. Notwithstanding the foregoing, the income tax expense, depreciation expense and amortization expense of a Subsidiary of the Company shall be included in Consolidated Cash Flow only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income.

          "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination and as to which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that (A) if the Company or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period and through the date of determination of the Consolidated Coverage Ratio that remains outstanding or if the transaction giving rise to the need to calculate Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (1) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (provided that if such Indebtedness is Incurred under a revolving credit facility (or similar arrangement or under any predecessor revolving credit or similar arrangement) only that portion of such Indebtedness that constitutes the one year projected average balance of such Indebtedness (as determined in good faith by the Board of Directors of the Company) shall be deemed outstanding for purposes of this calculation), and
(2) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period any Indebtedness of the Company or any of its Restricted Subsidiaries has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and the underlying commitment terminated and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period and as if the Company or any Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness, (C) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the

Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (D) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company as a result thereof) or an acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, PLUS, to the extent not included in such interest expense (i) interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) capitalized interest, (iii) amortization of debt discount and debt issuance costs, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs pursuant to Interest Rate Agreements and Currency Agreements (including amortization of fees), (viii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust and (ix) cash and Disqualified Stock dividends in respect of all Preferred Stock of Subsidiaries and Disqualified Stock of the Company held by Persons other than the Company or a Wholly-Owned Subsidiary, and LESS interest income. Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary of the Company that was not a Wholly-Owned Subsidiary shall be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

          "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person acquired by the Company or any of its Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,
(ii) any net income of any Restricted Subsidiary of the Company if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than restrictions in effect on the Issue Date with respect to a Restricted Subsidiary of the Company and other than restrictions that are created or exist in compliance with Section 4.08), (iii) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which are not sold or otherwise disposed of in the ordinary course of business (it being understood that direct sales of Vacation Ownership Interests Receivables to a financial institution or sales of Vacation Ownership Interests Receivables in connection with securitization transactions shall be deemed to be in the ordinary course of business) and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (iv) any extraordinary gain or loss, (v) the cumulative effect of a change in accounting principles, (vi) the net income of any Person, other than a Restricted Subsidiary, except to the extent of the lesser of (A) cash dividends or distributions actually paid to the Company or any of its Restricted Subsidiaries by such Person and (B) the net income of such Person (but in no event less than zero), and the net loss of such Person (other than an Unrestricted Subsidiary) shall be included only to the extent of the aggregate Investment of the Company or any of its Restricted Subsidiaries in such Person and (vii) any non-cash expenses attributable to grants or exercises of employee stock options. Notwithstanding the foregoing, for the purpose of Section 4.07 hereunder only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted pursuant to clause (a)
(3) (D) thereof.

          "CONSOLIDATED NET WORTH" means the total of the amounts shown on the balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending prior to the taking of any action for the purpose of which the determination is being made and for which financial statements are available (but in no event ending more than 135 days prior to the taking of such action), as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

          "CONTINUING DIRECTOR" of any Person means, as of the date of determination, any Person who (i) was a member of the Board of Directors of such Person on the date of this Indenture or (ii) was nominated for election or elected to the Board of Directors of such Person with the affirmative vote of a majority of the Continuing Directors of such Person who were members of such Board of Directors at the time of such nomination or election.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 12.02 or such other address as to which the Trustee may give notice to the Company.

          "CURRENCY AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

          "DEFAULT" means any event which, after notice or passage of time or both, would be an Event of Default.

          "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

          "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for
(a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final Stated Maturity of the Securities.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EQUITY OFFERING" means a primary public offering for cash by the Company of its Common Equity.

          "ESCROW AGENT" means United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, as escrow agent under the Escrow and Disbursement Agreement, and any successors thereto in such capacity.

          "ESCROW AND DISBURSEMENT AGREEMENT" means the Escrow and Disbursement Agreement, dated as of July 8, 1998, among the Trustee, the Escrow Agent and the Issuers.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "EXCHANGE AND REGISTRATION RIGHTS AGREEMENT" means the Exchange and Registration Rights Agreement dated July 8, 1998 between the Issuers and the Initial Purchaser for the benefit of itself and the Securityholders, as the same may be amended or modified from time to time in accordance with the terms thereof.

          "EXCHANGE OFFER" means the registration by the Issuers under the Securities Act pursuant to a registration statement of the offer by the Issuers to each Securityholder of the Initial Securities to exchange all the Initial Securities held by such Securityholder for the Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Initial Securities held by such Securityholder, all in accordance with the terms and conditions of the Exchange and Registration Rights Agreement.

          "EXCHANGE SECURITIES" has the meaning set forth in the preamble to this Indenture.

          "EXISTING INDEBTEDNESS" means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issue Date, plus interest accrued thereon, after application of the net proceeds of the Securities as described in the Offering Memorandum.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "GROUP" shall mean any "group" of related persons within the meaning of Section 13(d) of the Exchange Act.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "GUARANTOR SUBORDINATED OBLIGATION" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is expressly subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee pursuant to a written agreement.

          "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

          "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except (x) trade payables and accrued expenses incurred in the ordinary course of business and (y) contingent or "earnout" payment obligations in respect of any Permitted Business acquired by the Company or any Restricted Subsidiary), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and all Attributable Indebtedness of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons to the extent Guaranteed by such Person, (viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock of such Restricted Subsidiary to the extent such obligation arises on or before the Stated Maturity of the Securities (but excluding, in each case, accrued dividends) with the amount of Indebtedness represented by such Disqualified Stock or Preferred Stock, as the case may be, being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; PROVIDED that, for purposes hereof the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock, as the case may be, which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as the case may be, as if such Disqualified Stock or Preferred Stock, as the case may be, were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based on the fair market value of such Disqualified Stock or Preferred Stock, as the case may be, such fair market value shall be determined in good faith by the Board of Directors of the Company and (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. Unless specifically set forth above, the amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations as described above, as such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability of such Person, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations described above at such date.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time.

          "INITIAL PURCHASER" means NatWest Capital Markets Limited.

          "INITIAL SECURITIES" has the meaning set forth in the preamble to this Indenture.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

          "INTEREST ESCROW ACCOUNT" means the account held by the Escrow Agent for the benefit of the Trustee in accordance with the Escrow and Disbursement Agreement.

          "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Securities, which shall be each June 15 and December 15 of each year, commencing December 15, 1998.

          "INTEREST RATE AGREEMENT" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

          "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts payable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.07 hereunder, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of the original designation less
(y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and
(ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors and evidenced by a Board Resolution.

          "ISSUE DATE" means the date on which the Initial Securities are originally issued.

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

          "MORTGAGE" means any mortgage, deed of trust or similar instrument whereby interests in real property will be pledged to the Trustee.

          "NET AVAILABLE CASH" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets subject to such Asset Disposition) therefrom in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, (iii) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition; provided however, that upon any reduction in such reserves (other than to the extent resulting from payments of the respective reserved liabilities), Net Available Cash shall be increased by the amount of such reduction to reserves, and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition and (iv) any portion of the purchase price from an Asset Disposition placed in escrow (whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with such Asset Disposition); PROVIDED, HOWEVER, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds therein released to the Company or any Restricted Subsidiary.

          "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor, general partner or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "NON-U.S. PERSON" means a Person who is not a U.S. person, as defined in Regulation S of the Securities Act.

          "NOTE REGISTER" means the register of names and addresses of the Holders of the Securities maintained by the Registrar.

          "OBLIGATIONS" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFERING MEMORANDUM" means the Offering Memorandum dated June 30, pursuant to which the Initial Securities were offered, and any supplements thereto.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Vice-Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice-President, the Treasurer or the Secretary of such Person.

          "OFFICER'S CERTIFICATE" shall mean a certificate signed by two Officers of a Person, at least one of whom shall be the principal executive, financial or accounting officer of such Person.

          "OPINION OF COUNSEL" means a written opinion, in form and substance acceptable to the Trustee, from legal counsel who is acceptable to the Trustee.

          "PERMITTED BUSINESS" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of this Indenture, as reasonably determined by the Company's Board of Directors.

          "PERMITTED INVESTMENT" means an Investment by the Company or any of its Restricted Subsidiaries in (i) a Wholly-Owned Subsidiary of the Company; PROVIDED, HOWEVER, that the primary business of such Wholly-Owned Subsidiary is a Permitted Business and upon the making of such Investment, such Person becomes a Restricted Subsidiary; (ii) another Person if as a result of such Investment such other Person becomes a Wholly-Owned Subsidiary of the Company or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Subsidiary of the Company and upon the making of such Investment, such Person becomes a Restricted Subsidiary; PROVIDED, HOWEVER, that in each case such Person's primary business is a Permitted Business; (iii) Temporary Cash Investments; (iv) a Receivables Subsidiary; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary in an aggregate amount outstanding at any one time not to exceed $250,000 to any one employee or $1.0 million in the aggregate;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Restricted Subsidiaries or in satisfaction of judgments or claims; (viii) Persons to the extent such Investment is received by the Company or any Restricted Subsidiary as consideration for asset dispositions effected in compliance with Section 4.10; (ix) prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of the Company and its Restricted Subsidiaries; and (x) Investments in connection with pledges, deposits, payments or performance bonds made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations.

          "PERMITTED LIENS" means: (i)(A) Liens granted by the Company and the Subsidiary Guarantors which secure Indebtedness to the extent the Indebtedness is permitted to be Incurred pursuant to clause (xii) of Section 4.09(b), PROVIDED that the only assets covered by such Liens are assets that are acquired or developed with the proceeds of the Indebtedness secured thereby, and (B) Liens granted to the Trustee securing the Obligations of the Issuers under the Securities or any Subsidiary Guarantors under their respective Subsidiary Guarantees; (ii) Liens in favor of the Company or any Subsidiary Guarantor or the Trustee for the benefit of the Holders of the Securities; (iii) Liens on property of a Person existing at the time such Person is acquired by or merged into or consolidated with the Company or any Restricted Subsidiary thereof; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets of the Company or its Restricted Subsidiaries other than those acquired in connection with such merger or consolidation; (iv) Liens to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the Issue Date; (vi) Liens in respect of extensions, renewals, refundings or refinancings of any Indebtedness secured by the Liens referred to in clauses (i), (ii), and (iv) above and (vii) below; provided that the Liens in connection with such renewal, extensions, renewals, refundings or refinancing shall be limited to all or part of the specific property which was subject to the original Lien; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor; (viii) any Lien securing purchase money obligations Incurred in compliance with paragraph (b)(i) of Section 4.09, PROVIDED that such Liens do not extend to any property (other than the property so purchased) owned by the Company or its Restricted Subsidiaries and is not incurred more than 30 days after the Incurrence of such Indebtedness secured by such Lien; (ix) Liens to secure Capitalized Lease Obligations (except in respect of Sale/Leaseback Transactions) on real or personal property of the Company to the extent consummated in compliance with paragraph (b)(i) of Section 4.09, PROVIDED that such Liens do not extend to or cover any property of the Company or any of its Subsidiaries other than the property subject to such Capitalized Lease Obligation; (x) any Lien securing Indebtedness Incurred in compliance with clauses (x) or (xi) of paragraph (b) of Section 4.09, PROVIDED, that such Liens cover only the Vacation Ownership Interests Receivable; and (xi) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary thereof with respect to obligations that do not exceed $1 million at any one time outstanding and that (A) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (B) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business by the Company or such Restricted Subsidiary.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

          "PHYSICAL SECURITY" means Securities issued in definitive, certificated form.

          "PLAN" means the Public Report for a Time Share Offering or other similar report issued by the appropriate State regulatory authority with respect to allowing sales of vacation ownership interests at the relevant vacation ownership interest resort or proposed vacation ownership interest resort.

          "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "QUALIFIED CAPITAL STOCK" shall mean any Capital Stock which is not Disqualified Stock.

          "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

          "RECORD DATE" means the record dates specified in the Securities, whether or not a Legal Holiday.

          "RECEIVABLES" means any "account" as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by the Company or any Restricted Subsidiary and, in any event, shall include, but not be limited to, all the Company's or any Restricted Subsidiary's rights to payment for goods sold or leased or services performed by the Company or any Restricted Subsidiary, whether now in existence or arising from time to time hereafter, including without limitation, rights evidenced by an account, note, contract, security agreement, chattel paper or other evidence of indebtedness or security, together with (a) all security pledged, assigned, hypothecated or granted to or held by the Company or any Restricted Subsidiary to secure the foregoing,
(b) all of the Company's or any Restricted Subsidiary's right, title and interest in and to any goods, the sale of which gave rise thereto, (c) all Guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney for the execution of any evidence of Indebtedness or security or other writing in connection therewith, (e) all books, records, ledger cards and invoices related thereto, (f) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto and (h) all other writings related in any way to the foregoing.

          "RECEIVABLES AND RELATED ASSETS" means Vacation Ownership Interests Receivable and instruments, chattel paper, obligations, general intangibles, mortgages, deeds, records and other similar assets, in each case relating to such Vacation Ownership Interests Receivable.

          "RECEIVABLES SUBSIDIARY" means a Restricted Subsidiary which is established and continues to operate for the limited purpose of acquiring, selling and financing Receivables and Related Assets in connection with receivables securitization or financing transactions.

          "REFINANCING INDEBTEDNESS" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the earlier of (A) the first anniversary of the Stated Maturity of the Securities and (B) Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the lesser of (A) the Average Life of the Securities and (B) the Average Life of the Indebtedness being refinanced and (iii) the Refinancing Indebtedness is in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to (or 101% of, in the case of a refinancing of the Securities in connection with a Change of Control) or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus the amount of any premium required to be paid in connection therewith and reasonable fees and expenses therewith); PROVIDED, FURTHER, that Refinancing Indebtedness shall not include Indebtedness of a Subsidiary which refinances Indebtedness of the Company.

          "REGULATION S" means Regulation S under the Securities Act.

          "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

          "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

          "S&P" means Standard and Poor's Ratings Services, or any successor organization thereto.

          "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

          "SECURED INDEBTEDNESS" means any Senior Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

          "SECURITIES" means the Initial Securities and the Exchange Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SECURITY AGREEMENT" means the Security Agreement dated as of July 8, 1998 among the Grantors listed on the signature page thereto, United States Trust Company of New York, as Depositary, and the Trustee.

          "SECURITYHOLDER" or "HOLDER" means a registered holder of one or more Securities.

          "SENIOR INDEBTEDNESS" in the case of the Securities means Indebtedness that is not by its terms expressly subordinate or junior in right of payment to any other Indebtedness of the Company or the Subsidiary Guarantee of a Restricted Subsidiary.

          "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

          "SUBORDINATED OBLIGATIONS" means Indebtedness that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company or the Subsidiary Guarantee of a Restricted Subsidiary.

          "SUBSIDIARY" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or
(iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

          "SUBSIDIARY GUARANTEE" means the Guarantee of the Securities by a Subsidiary Guarantor.

          "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than an Unrestricted Subsidiary) created or acquired by the Company after the Issue Date, other than Hilton Head, Inc. and any Receivables Subsidiary.

          "TAX ALLOWANCE AMOUNT" means, with respect to any Member (including a holder of EPIC Warrants if such holder is treated as holding an equity interest in the Company for federal, state or local income tax purposes), for any calendar quarter, (i) forty percent (40%) of the excess of (a) the estimated taxable income allocable to such Member arising from its ownership of an interest in the Company for the fiscal year through such calendar quarter over (b) any losses of the Company for prior fiscal years and such fiscal year that are allocable to such Member (or the predecessor in interest to such Member) that were not previously utilized in the calculation of Tax Allowance Amounts for any period minus (ii) prior distributions of Tax Allowance Amounts for such fiscal year, all as determined by the Accountants in good faith. The amount so determined by the Accountants shall be the Tax Allowance Amount for each period and shall be final and binding on all Members.

          "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, having capital surplus and undivided profits aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act), (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a Person (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's and (vi) Investments in mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. SectionSection 77aaa-77bbbb) and the rules and regulations thereunder as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof; PROVIDED, HOWEVER, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "TRUSTEE" means United States Trust Company of New York, a banking corporation organized and existing under the laws of the State of New York, until a successor replaces it in accordance with Article 7 and thereafter means the successor serving hereunder.

          "UNRESTRICTED SUBSIDIARY" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that each Subsidiary to be so designated and each of its Subsidiaries has not at the time of such designation, and does not thereafter create, Incur, issue, assume, guarantee or otherwise becomes liable with respect to any Indebtedness other than Non-Recourse Debt and either (A) the Subsidiary to be so designated has total consolidated assets of $10,000 or less or (B) if such Subsidiary has consolidated assets greater than $10,000, then such designation would be permitted under Section 4.07. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary subject to the limitations contained in Section 4.19

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "VACATION OWNERSHIP INTERESTS" means the right to use (whether arising by virtue of a deeded interest in real property or otherwise) a fully-furnished vacation residence for a specified period each year or otherwise, sold by the Company and its Restricted Subsidiaries in the ordinary course of their resorts business.

          "VACATION OWNERSHIP INTERESTS RECEIVABLE" means the receivables of the Company and its Restricted Subsidiaries arising from sales by the Company and its Restricted Subsidiaries of Vacation Ownership Interests or otherwise acquired by the Company or a Restricted Subsidiary (but excluding any fees for service or other fees in respect of such Vacation Ownership Interests) determined on a consolidated basis in accordance with GAAP.

          "VOTING STOCK" with respect to any Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in elections of directors of such Person.

          "WHOLLY-OWNED SUBSIDIARY" means a Restricted Subsidiary of the Company, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

SECTION 1.02.  OTHER DEFINITIONS.

                                                       Defined in
          Term                                            Section
          ----                                            -------
          "Affiliate Transaction"....................       4.11
          "Agent"....................................       11.03
          "Agent Members"............................       2.16
          "Bankruptcy Law"...........................       6.01
          "Change of Control Payment Date"...........       4.14
          "Change of Control Purchase Price".........       4.14
          "Code".....................................       2.03
          "covenant defeasance option"...............       8.01
          "Custodian"................................       6.01
          "Declaration of Acceleration"..............       6.02
          "Default Amount"...........................       6.02
          "Designation"..............................       4.19
          "Designation Amount".......................       4.19
          "Event of Default".........................       6.01
          "Funding Subsidiary Guarantor".............       10.05
          "Global Note"..............................       2.01
          "Guaranteed Obligations"...................       10.01
          "IRS"......................................       2.03
          "judgment default provision"...............       6.01
          "legal defeasance option"..................       8.01
          "Legal Holiday"............................       12.07
          "Mandatory Purchase Offer".................       3.08
          "Mandatory Purchase Period"................       6.01
          "Maximum Mandatory Purchase Amount"........       3.08
          "Member"...................................       4.07
          "Notice of Default"........................       6.01
          "Offer Amount".............................       3.09
          "Offer Period".............................       3.09
          "Paying Agent".............................       2.03
          "Power of Attorney"........................       11.03
          "Private Placement Legend".................       2.15
          "Purchase Agreement".......................       11.03

                                     -20-

          "Purchase Date"............................       3.09
          "Purchase Offer"...........................       3.09
          "Registrar"................................       2.03
          "Restricted Payment".......................       4.07
          "Revocation"...............................       4.19
          "Successor Company"........................       5.01
          "Taxes"....................................       4.05
          "Time Share Documents".....................       11.03
          "Transfer".................................       11.03

SECTION 1.03.  INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities and the Subsidiary Guarantees;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Securities means the Company, the Subsidiary Guarantors and any successor obligor upon the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (i)  a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii) "or" is not exclusive;

          (iv) words in the singular include the plural, and in the plural include the singular; and

          (v)  provisions apply to successive events and transactions.

                                   ARTICLE 2

                                THE SECURITIES

SECTION 2.01.  FORM AND DATING.

          The Initial Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit A hereto. The Exchange Securities and the Trustee's certificate of authentication thereon shall be substantially in the form of Exhibit B hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Issuers and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the forms of the Securities, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The Securities shall be issued initially in the form of one or more permanent global notes in registered form, in substantially the form set forth in Exhibit A (a "Global Note"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          (a) Two Officers of each of the Issuers (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall sign the Securities for the Issuers by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          (b) A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

          (c) The Trustee shall authenticate (i) Initial Securities for original issue in the aggregate principal amount not to exceed $130,000,000; and (ii) Exchange Securities from time to time for issue only in exchange for a like principal amount of Initial Securities, in each case upon receipt of a written order of the Issuers signed by one Officer.

          (d) The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuers or an Affiliate.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          (a) The Issuers shall maintain an office or agency (which shall be located in the Borough of Manhattan in the City of New York, State of New
York) where (i) Securities may be presented for registration of transfer or for exchange ("Registrar"), (ii) Securities may be presented for payment ("Paying Agent") and (iii) notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Issuers shall notify the Trustee and the Trustee shall notify the Securityholders of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuers or any Subsidiary Guarantor may act as Paying Agent, Registrar or co-registrar. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

          (b) The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

          (c) The Issuers shall, or shall cause the Paying Agent to, comply with all withholding tax, information reporting and backup withholding tax requirements under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations issued thereunder in respect of any payment on, or in respect of, a Security (including, without limitation, the collection of Internal Revenue Service ("IRS") Forms 1001, 4224, W-8 or W-9 (or any successor form), as the case may be, and the filing of IRS Form 1042-S with respect thereto).

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          The Issuers, the Subsidiary Guarantors or any other obligor on the Securities shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Issuers, any of the Subsidiary Guarantors or any other obligor on the Securities in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers, the Subsidiary Guarantors or any other obligor on the Securities at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuers or a Subsidiary Guarantor) shall have no further liability for the money delivered to the Trustee. If the Issuers, the Subsidiary Guarantors or any other obligor on the Securities acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Securityholders all money held by it as Paying Agent.

SECTION 2.05.  SECURITYHOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Issuers, the Subsidiary Guarantors or any other obligor on the Securities shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, including the aggregate principal amount of the Securities held by each thereof, and the Issuers, the Subsidiary Guarantors or any other obligor on the Securities shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

          (a) Where Securities are presented to the Registrar or a co-registrar with a request to register the transfer thereof or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall, subject to Section 2.17, register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Securityholder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Issuers shall issue and the Trustee shall authenticate Securities at the Registrar's request.

          (b) Neither the Registrar nor the Issuers shall be required (i) to issue, to register the transfer of or to exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between the Record Date and the next succeeding Interest Payment Date.

          (c) No service charge by the Issuers shall be made for any registration of a transfer or exchange (except as otherwise expressly permitted herein), but the Registrar may require payment by the Securityholder of a sum sufficient to cover any transfer tax or similar governmental charge payable, or fee in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.10, 3.06, 3.09, 4.14 or 9.05 hereof).

          (d) Each Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

SECTION 2.07.  REPLACEMENT SECURITIES.

          (a) If any mutilated Security is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Issuers shall issue and the Trustee, upon receipt by it of the written order of the Issuers signed by two Officers of each of the Issuers, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Subsidiary Guarantors, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge a Securityholder for reasonable out-of-pocket expenses in replacing a Security.

          (b) Every replacement Security is an obligation of each of the Issuers and each of the Subsidiary Guarantors.

SECTION 2.08.  OUTSTANDING SECURITIES.

          (a) The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by the Trustee, those delivered to the Trustee for cancellation and those described in this Section as not outstanding.

          (b) If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          (c) If the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          (d) Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Issuers or an Affiliate of the Issuers or a Subsidiary Guarantor holds the Security.

SECTION 2.09.  TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, the Subsidiary Guarantors, or any of their respective Affiliates shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

SECTION 2.10.  TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities upon written order of the Issuers signed by one Officer of each of the Issuers. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers, the Subsidiary Guarantors and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Issuers signed by one Officer of each of the Issuers, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.  CANCELLATION.

          The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee (or its Agent) shall cancel all Securities, if not already canceled, surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Securities (subject to the record retention requirement of the Exchange Act), and deliver certification of their destruction to the Company, unless by a written order, signed by two Officers of each of the Issuers, the Issuers shall direct that canceled Securities be returned to it. The Issuers may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation.

If the Issuers acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless or until the same are surrendered to the Trustee (or its Agent) for cancellation pursuant to this Section.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Issuers default in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Securityholders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Issuers shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee, in the name of and at the expense of the Issuers) shall mail to Securityholders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  CUSIP NUMBER.

          The Issuers in issuing the Securities may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Securityholders; PROVIDED that no representation shall be deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Issuers shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.14.  DEPOSIT OF MONEYS.

          Prior to 10:00 a.m. New York City time on each Interest Payment Date and at Stated Maturity, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Stated Maturity, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Securityholders on such Interest Payment Date or Stated Maturity, as the case may be.

SECTION 2.15.  RESTRICTIVE LEGENDS.

          Each Global Note and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") unless otherwise agreed by the Company and the Securityholder thereof:

     THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS,

     EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION
     HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS
     THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO EPIC RESORTS, LLC ("EPIC") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO EPIC THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
     (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO EPIC), (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO EPIC) AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY

     TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          Each Global Note shall also bear the following legend on the face thereof:

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SECTION 2.16.  BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

          (a) Each Global Note initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 2.15.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of a Global Note shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interest of beneficial owners in the Global Note may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Note and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository or the Trustee to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to paragraph (b) above, the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b), the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Note, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to paragraph (b) or (c) above shall, except as otherwise provided by paragraphs
(a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend.

          (f) The Holder of the Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Securityholder is entitled to take under this Indenture or the Securities.

SECTION 2.17.  SPECIAL TRANSFER PROVISIONS.

          (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after more than two years after the date such security was acquired from an Issuer or any of its Affiliates or (y) (1) in the case of a transfer to an Institutional Accredited

Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon the Registrar shall reflect on its books and records the date and, if applicable, appropriate increases and decreases in the principal amount of the Global Note affected thereby.

          (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) The Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been effected in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that any such account is a QIB within the meaning of Rule 144A, and it is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A,

          (c) PRIVATE PLACEMENT LEGEND. Upon the registration of the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the registration of the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless
(i) the circumstance contemplated by paragraph (a)(i)(x) of this Section 2.17 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain for at least two years copies of all letters, notices and other written communications received pursuant to
Section 2.16 or this Section 2.17. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

SECTION 2.18.  PERSONS DEEMED OWNERS.

          Prior to due presentment of a Security for registration of transfer and subject to Section 2.12, the Issuers, the Trustee, any Paying Agent, any Registrar and any co-registrar and Agent of the foregoing shall deem and treat the Person in whose name any Security shall be registered upon the register of Securities kept by the Registrar as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Issuers, any Registrar or any co-registrar) for the purpose of receiving payments of principal of or interest on such Security and for all other purposes; and none of the Issuers, the Trustee, any Paying Agent, any Registrar or any co-registrar or any Agent of the foregoing shall be affected by any notice to the contrary.

SECTION 2.19.  ALLOCATION OF PURCHASE PRICE.

          Based on their estimate of the relative fair market values of the Securities and the Warrants (as defined in the Offering Memorandum), the Issuers and the Trustee agree to treat for U.S. federal income tax purposes $978.79 of each $1,000 of principal amount of Securities as allocable to the Securities (which amount the Issuers will treat as the issue price of such Securities for U.S. federal income tax purposes) and $21.21 as allocable to the Warrants.


                                   ARTICLE 3
                                   REDEMPTION

SECTION 3.01.  NOTICES TO TRUSTEE.

          (a) If the Issuers elect to redeem Securities pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed, (iv) the redemption price and accrued and unpaid interest and (v) whether they request the Trustee to give notice of such redemption.

          (b) If the Issuers are required to make an offer to purchase Securities pursuant to the provisions of Sections 3.08, 3.09 or 4.14 hereof, they shall each furnish to the Trustee at least 30 days but not more than 60 days before a purchase date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the proposed purchase date, (iii) the maximum principal amount of Securities to be purchased, (iv) the purchase price and accrued and unpaid interest, and (v) further setting forth a statement to the effect that (a) the Issuers or one of their Subsidiaries has effected an Asset Disposition and the conditions set forth in Section 4.10 have been satisfied or (b) a Change of Control has occurred and the conditions set forth in Section 4.14 have been satisfied, as applicable.

SECTION 3.02.  SELECTION OF SECURITIES TO BE REDEEMED.

          (a) If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed among the Securityholders on a PRO RATA basis or in accordance with any other method the Trustee considers fair and appropriate (and in such manner as complies with applicable legal and stock exchange requirements, if any), unless such method is otherwise prohibited. In the event of partial redemption, the particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Securities not previously called for redemption.

          (b) The Trustee shall promptly notify the Issuers in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities may be redeemed in part in multiples of $1,000 principal amount only. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.03.  NOTICE OF REDEMPTION.

          (a) Subject to the provisions of Section 3.09 hereof, at least 30 days before a redemption date, the Issuers shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid to each Holder whose Securities are to be redeemed at the last address for such Holder then shown on the Note Register.

          The notice shall identify the Securities to be redeemed and shall state:

          (i)   the redemption date;

          (ii)  the redemption price;

          (iii) if any Security is being redeemed in part only, the portion of the principal amount of such Security to be redeemed and that, after the redemption date upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued;

          (iv)  the name and address of the Paying Agent;

          (v) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (vi) that, unless the Issuers default in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

          (vii) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

          (viii) if fewer than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption.

          (b) At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' names and at the Issuers' expense; PROVIDED, HOWEVER, that the Issuers shall each have delivered to the Trustee at least 45 days (unless a shorter period is acceptable to the Trustee) prior to the proposed redemption date an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become due and payable on the redemption date at the redemption price plus accrued and unpaid interest, if any.

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE.

          (a) Prior to 10:00 a.m., New York City time, on the redemption date, the Issuers shall deposit with the Paying Agent (other than the Issuers or any of their Subsidiaries) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall promptly return to the Issuers any money deposited with the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

          (b) If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest ceases to accrue on the Securities or the portions of Securities called for redemption whether or not such Securities are presented for payment, and the only remaining right of the Holders of such Securities shall be to receive payment of the redemption price upon surrender to Paying Agent if the Securities are redeemed. If a Security is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such Record Date. If any Security called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06.  SECURITIES REDEEMED IN PART.

          Upon surrender of a Security that is redeemed in part, the Issuers shall issue and upon the Issuers' written request, the Trustee shall authenticate for the Securityholder at the expense of the Issuers a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07.  OPTIONAL REDEMPTION.

          (a) Except as provided in Section 3.07(b), the Securities will not be redeemable at the option of the Issuers prior to June 15, 2003. On and after such date, the Securities will be redeemable, at the Issuers' option, in whole or in part, at any time upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), if redeemed during the 12-month period commencing on June 15 of the years set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date):


                                                    Redemption
Period                                                 Price
------                                                 -----
2003...............................................    106.50%
2004 and thereafter................................    103.25%

          (b) At any time, or from time to time, on or prior to June 15, 2001, the Issuers may, at their option, redeem up to 35% of the aggregate principal amount of the Securities, with Net Cash Proceeds of one or more Equity Offerings, at a redemption price equal to 113% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED, HOWEVER, that at least 65% of the original aggregate principal amount of the Securities remains outstanding after each such redemption. In order to effect the foregoing redemption with the proceeds of any Equity Offering, the Issuers shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

SECTION 3.08.  MANDATORY OFFER TO PURCHASE.

          Not earlier than June 15, 2000 nor later than June 15, 2002 (the "Mandatory Purchase Period"), the Issuers shall make one or more offers to all Securityholders to purchase up to the Maximum Mandatory Purchase Amount of Securities (the "Mandatory Purchase Offer") at a price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase. The "Maximum Mandatory Purchase Amount" shall equal $65,000,000 less an amount equal to the sum of the aggregate principal amount of Securities, if any, theretofore redeemed or purchased in accordance with Sections 3.07(b) or 4.14, plus the aggregate principal amount of Securities, if any, theretofore repurchased by any of the Issuers. The Issuers may make one or more Mandatory Purchase Offers; PROVIDED, that Mandatory Purchase Offers may only be made on Interest Payment Dates during the Mandatory Purchase Period; PROVIDED, FURTHER, that each Mandatory Purchase Offer must be for a minimum of $10,000,000 principal amount of Securities (or such lesser amount as shall result in the Issuers' having offered to purchase during the Mandatory Purchase Period, in the aggregate, the maximum Mandatory Purchase Amount of the Securities.

SECTION 3.09.  CERTAIN REDEMPTION PROCEDURES.

          (a)  In the event that, pursuant either to Section 3.08 or Section
4.10 hereof, the Issuers shall commence an offer to all Securityholders to purchase Securities (a "Purchase Offer"), they shall follow the procedures specified below:

          (i) The Purchase Offer shall remain open for a period of 30 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Securities required to be purchased pursuant to Section 3.08 or Section 4.10 hereof, as applicable (the "Offer Amount"), or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Purchase Offer.

          (ii) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person under whose name a Security is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Purchase Offer, as the case may be.

          (iii) Upon the commencement of any Purchase Offer, the Issuers shall send or cause to be sent in accordance with Section 3.03, a notice to each Securityholder. The notice shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Purchase Offer. The notice, which shall govern the terms of the Purchase Offer, shall state:

          (1)  that the Purchase Offer is being made pursuant to this Section
3.09 and Section 3.08 or 4.10 hereof, as applicable, and the length of time the Purchase Offer shall remain open;

          (2)  the Offer Amount, the purchase price and the Purchase Date;

          (3) that any Security not tendered or accepted for payment shall continue to accrue interest;

          (4) that any Security accepted for payment pursuant to the Purchase Offer shall cease to accrue interest after the Purchase Date;

          (5) that Holders electing to have a Security purchased pursuant to any Purchase Offer shall be required to surrender the Security, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, to the Issuers, a depository, if appointed by the Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (6) that Holders shall be entitled to withdraw their election if the Issuers, depository or Paying Agent, as the case may be, receives, not later than the expiration of the

Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

          (7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Issuers shall select the Securities to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Issuers so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (8) that Holders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (iv) On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Purchase Offer or, if less than the Offer Amount has been tendered, all Securities or portions thereof tendered, and deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Security tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Security, and at the written request of the Issuers the Trustee shall authenticate and mail or deliver such new Security to such Holder equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of the Purchase Offer on the Purchase Date.

          (b) In the event the Issuers are required to make an offer to purchase Securities pursuant to Section 4.10 hereof and the amount of the Excess Proceeds from the Asset Disposition are not evenly divisible by $1,000, the Trustee shall promptly refund to the Company any remaining Excess Proceeds.

          (c) Other than as specifically provided in this Section 3.09, any Purchase Offer pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                   ARTICLE 4

                                   COVENANTS

SECTION 4.01.  PAYMENT OF SECURITIES.

          (a) The Issuers shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary, holds as of 10:00 a.m. New York City time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Issuers, no later than five Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest paid or payable on the Securities.

          (b) The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Securities to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY.

          (a) The Issuers shall maintain in the Borough of Manhattan, in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuers in respect of the Securities and this Indenture may be served. The Issuers shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          (b) The Issuers may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, in the City of New York for such purposes. The Issuers shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

SECTION 4.03.  SEC REPORTS.

          (a) Upon consummation of the Exchange Offer and the issuance of the Exchange Securities, the Issuers (at their own expense) shall file with the Commission and shall furnish to the Trustee and each Securityholder within 15 days after it files them with the Commission copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) to be filed pursuant to Section 13 or 15(d) of the Exchange Act (without regard to whether the Company is subject to the requirements of such Section 13 or 15(d) of the Exchange Act); PROVIDED, that prior to the consummation of the Exchange Offer and the issuance of the Exchange Securities, the Issuers (at their own expense), will mail to the Trustee and the Securityholders in accordance with paragraph
(b) of this Section 4.03 substantially the same information that would have been required by the foregoing documents within 15 days of when any such document would otherwise have been required to be filed with the Commission. Upon qualification of this Indenture under the TIA, the Issuers shall also comply with the provisions of TIA Section 314(a).

          (b) At the Issuers' expense, the Issuers shall cause an annual report if furnished by it to stockholders generally and each quarterly or other financial report if furnished by it to stockholders generally to be filed with the Trustee and mailed to the Securityholders at their addresses appearing in the register of Securities maintained by the Registrar at the time of such mailing or furnishing to stockholders.

          (c) The Issuers shall provide to any Securityholder any information reasonably requested by such Securityholder concerning the Issuers (including financial statements) necessary in order to permit such Securityholder to sell or transfer Securities in compliance with Rule 144A under the Securities Act.

          (d) If the Issuers instruct the Trustee to distribute any of the documents described in Section 4.03(a) to the Securityholders, the Issuers shall provide the Trustee with a sufficient number of copies of all such documents.

SECTION 4.04.  COMPLIANCE CERTIFICATES.

          (a) The Issuers and their Subsidiary Guarantors shall each deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of such company and its Subsidiaries, as the case may be, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its Obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of (x) the Issuers' independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Issuers have violated any provisions of Article 4, 5 or 6 of this Indenture insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation and (y) if any Restricted Subsidiary's financial statements are not prepared on a consolidated basis with the Company's, such Restricted Subsidiary's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that a Default or an Event of Default has occurred or, if any such Default or Event of Default has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such Default or Event of Default.

          (c) The Issuers shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument to which an Issuer is a party, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

          (d)  The Issuers shall also comply with TIA Section 314(a)(4).

SECTION 4.05.  TAXES.

     The Company will, and will cause its Restricted Subsidiaries to, pay and discharge when due and payable all taxes, levies, imposts, duties or other governmental charges ("Taxes") imposed on it or on its income or profits or on any of its properties except such Taxes which are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.

          The Issuers covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture (including, but not limited to, the payment of the principal of or interest on the Securities); and the Issuers and each Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.07.  LIMITATION ON RESTRICTED PAYMENTS.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except (A) dividends or distributions payable in its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock and (B) dividends or distributions payable to the Company or a Restricted

Subsidiary of the Company which holds any equity interest in the paying Restricted Subsidiary (and if the Restricted Subsidiary paying the dividend or making the distribution is not a Wholly-Owned Subsidiary, to its other holders of Capital Stock on a PRO RATA basis), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company held by Persons other than a Wholly-Owned Subsidiary of the Company or any Capital Stock of a Restricted Subsidiary of the Company held by any Affiliate of the Company, other than a Wholly-Owned Subsidiary (in either case, other than in exchange for its Capital Stock (other than Disqualified Stock)), (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or (iv) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment as described in preceding clauses (i) through (iv) being referred to as a "Restricted Payment"); if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); or (2) the Company is not able to incur an additional $1.00 of Indebtedness pursuant to paragraph
(a) under Section 4.09; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the first day of the fiscal quarter beginning on or after the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment as to which financial results are available (but in no event ending more than 135 days prior to the date of such Restricted Payment) (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);
(B) the aggregate net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than net proceeds received from an issuance or sale of such Capital Stock to (x) a Subsidiary of the Company, (y) an employee stock ownership plan or similar trust or (z) management employees of the Company or any Subsidiary of the Company (other than sales of Capital Stock (other than Disqualified Stock) to management employees of the Company pursuant to BONA FIDE employee stock option plans of the Company); PROVIDED, HOWEVER, that the value of any non-cash net proceeds shall be as determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $2.0 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing); (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange); and (D) the amount equal to the net reduction in Investments (other than Permitted Investments) made after the Issue Date by the Company or any of its Restricted Subsidiaries in any Person resulting from (i) repurchases or redemptions of such Investments by such Person, proceeds realized upon the sale of such Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets by such Person to the Company or any Restricted Subsidiary of the Company or
(ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously included in the calculation of the amount of Restricted Payments; PROVIDED, HOWEVER, that no amount shall be included under this Clause (D) to the extent it is already included in Consolidated Net Income.

          (b) The provisions of paragraph (a) shall not prohibit: (i) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary, an employee stock ownership plan or similar trust or management employees of the Company or any Subsidiary of the Company); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a); (ii) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company in compliance with Section 4.09 hereof; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (iii) any purchase or redemption of Subordinated Obligations as a result of a Change of Control (provided that the provisions described in Section 4.17 are complied with);
(iv) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted under Section 4.10; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; (v) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments; and (vi) so long as the Company is not treated for federal income tax purposes as a corporation or an association taxable as a corporation or other entity that is subject to an entity level tax for income tax purposes, distributions to any holder of membership interests in the Company (each, a "Member"), as soon as practicable after the end of each calendar quarter, of an amount (A) reasonably determined to be sufficient to pay any federal and, if such an election is in effect for state and local income tax purposes, state and local income taxes actually imposed on such Member's allocable share of income from the Company, or (B) if Thomas F. Flatley and his Affiliates cease to own beneficially 90% or more of the ordinary voting power for the election of directors of the Company, equal to such Member's Tax Allowance Amount in respect of such quarter, and the Company shall cause the Accountants to deliver to the Trustee a certificate setting forth the determination of each Member's Tax Allowance Amount within 60 days of the end of each fiscal year; PROVIDED, HOWEVER, such Tax Allowance Amounts shall be excluded in the calculation of the amount of Restricted Payments; PROVIDED, FURTHER, that in the case of clauses (i), (ii), (iii) and (iv), no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

          (c) For purposes of determining compliance with the foregoing covenant, Restricted Payments may be made with cash or non-cash assets, provided that any Restricted Payment made other than in cash shall be valued at the fair market value (determined, subject to the additional requirements of the immediately succeeding proviso, in good faith by the Board of Directors) of the assets so utilized in making such Restricted Payment; PROVIDED, HOWEVER, that (i) in the case of any Restricted Payment made with Capital Stock or Indebtedness, such Restricted Payment shall be deemed to be made in an amount equal to the greater of the fair market value thereof and the liquidation preference (if any) or principal amount of the Capital Stock or Indebtedness, as the case may be, so utilized, and (ii) in the case of any Restricted Payment in an aggregate amount in excess of $2.0 million, a written opinion as to the fairness of the valuation thereof (as determined by the Company) for purposes of determining compliance with this Section 4.07 shall be issued by an independent investment banking firm of national standing.

          (d) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Company's latest available quarterly financial statements, and a copy of any required investment banker's opinion. The Trustee shall have no duty to independently verify or recalculate any such calculations.

SECTION 4.08. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company or Guarantee the Securities, except: (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (b) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Company or was acquired by the Company); (c) any encumbrance or restriction with respect to such a Restricted Subsidiary pursuant to an agreement evidencing Indebtedness Incurred without violation of this Indenture or effecting a refinancing of Indebtedness issued pursuant to an agreement referred to in clauses (a) or (b) or this clause (c) or contained in any amendment to an agreement referred to in clauses (a) or (b) or this clause
(c); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any of such agreement, refinancing agreement or amendment, taken as a whole, are no less favorable to the Holders of the Securities in any material respect, as determined in good faith by the Board of Directors of the Company, than encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements in effect at, or entered into on, the Issue Date; (d) in the case of clause (iii), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (C) that is included in a licensing agreement to the extent such restrictions limit the transfer of the property subject to such licensing agreement or (D) arising or agreed to in the ordinary course of business and that does not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Subsidiaries in any manner material to the Company or any such Restricted Subsidiary; (e) in the case of clause (iii) above, restrictions contained in security agreements, mortgages or similar documents securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements; (f) in the case of clause (iii) above, any instrument governing or evidencing Indebtedness of a Person acquired by the Company or any Restricted Subsidiary of the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; PROVIDED, HOWEVER, that such Indebtedness is not incurred in connection with or in contemplation of such acquisition; (g) any restriction with respect to such a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; (h) encumbrances or restrictions arising or existing by reason of applicable law; (i) any encumbrance or restriction pursuant to Indebtedness of Restricted Subsidiaries that is permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 4.09; and (j) restrictions on cash or other deposits imposed by customers under contracts incurred in the ordinary course of business consistent with past practices.

SECTION 4.09.  LIMITATION ON INDEBTEDNESS.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries may Incur Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of such Incurrence or would occur as a consequence of such Incurrence and
(ii) the Consolidated Coverage Ratio would be equal to at least (x) 2.00 to
1.00 if such Indebtedness is incurred on or prior to June 1, 2000, (y) 2.25 to 1.00 if such Indebtedness is incurred after June 1, 2000 but on or prior to June 1, 2002 and (z) 2.50 to 1.00 if such Indebtedness is Incurred after June 1, 2002.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Indebtedness represented by Capitalized Lease Obligations, mortgage financing or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Permitted Business or Incurred to refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; PROVIDED, HOWEVER, that the principal amount of any Indebtedness Incurred pursuant to this clause (i) shall not exceed $2.0 million at any time outstanding;

          (ii) Indebtedness of the Company owing to and held by any Wholly-Owned Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any Wholly-Owned Subsidiary; PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary or any subsequent transfer of any


                                      -44
     such Indebtedness (except to the Company or any Wholly-Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

          (iii) Indebtedness represented by (A) the Securities and any Exchange Securities issued in exchange for the Securities for any equal principal amount, (B) the Subsidiary Guarantees, (C) Existing Indebtedness and (D) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (i) or this clause (iii) or Incurred pursuant to paragraph (a) above;

          (iv) (A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in anticipation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was otherwise acquired by the Company); PROVIDED, HOWEVER, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to paragraph
     (a) above after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (iv);

          (v) Indebtedness (A) in respect of performance bonds, bankers' acceptances and surety or appeal bonds provided by the Company or any of its Restricted Subsidiaries to their customers in the ordinary course of their business, (B) in respect of performance bonds or similar obligations of the Company or any of its Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations and (C) arising from Guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations (other than Indebtedness) incurred in the ordinary course of business;

          (vi) Indebtedness under Currency Agreements and Interest Rate Agreements; PROVIDED, HOWEVER, that in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors of the Company) and correspond in terms of notional amount, duration, currencies and interest rates as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of this Indenture or to business transactions of the Company or its Restricted Subsidiaries on customary terms entered into in the ordinary course of business;

          (vii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credits, surety bonds or performance bonds securing any obligations of the Company or any of its

     Restricted Subsidiaries pursuant to such agreements, in each case
     Incurred in connection with the disposition of any business assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness or other obligations incurred by any Person acquiring all or any portion of such business assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition) in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition; PROVIDED, HOWEVER, that the principal amount of any Indebtedness Incurred pursuant to this clause (vii) when taken together with all Indebtedness Incurred pursuant to this clause (vii) and then outstanding, shall not exceed $2.0 million;

          (viii) Indebtedness consisting of (A) Guarantees by the Company of Indebtedness incurred by a Restricted Subsidiary without violation of this Indenture (so long as the Company could have Incurred such Indebtedness directly without violation of this Indenture) and (B) Guarantees by a Restricted Subsidiary of Senior Indebtedness incurred by the Company without violation of this Indenture (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of this Indenture);

          (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument issued by the Company or its Subsidiaries drawn against insufficient funds in the ordinary course of business in an amount not to exceed $250,000 in the aggregate at any time; provided that such Indebtedness is extinguished within two Business Days of its Incurrence;

          (x) Indebtedness representing borrowings against Vacation Ownership Interests Receivable relating to property as to which no certificate of occupancy has been received; PROVIDED, that the aggregate amount of Indebtedness permitted under this clause (x) shall at no time exceed $5 million;

          (xi) Indebtedness Incurred pursuant to credit facilities (A) in an amount not to exceed 85% of Vacation Ownership Interests Receivable outstanding at the time of Incurrence or (B) by a Receivables Subsidiary in an amount not to exceed 100% of the total amount of Vacation Ownership Interests Receivable outstanding as of the time of Incurrence as long as all such Indebtedness is not Guaranteed by the Company or any Subsidiary; PROVIDED that in either case such Indebtedness is secured by a Lien on such Vacation Ownership Interests Receivable; and

          (xii) Indebtedness Incurred under A&D Facilities; PROVIDED, that if the Consolidated Coverage Ratio at the time of such Incurrence is at least 2.00 to 1.00 but less than 3.00 to 1.00, the total amount of Indebtedness Incurred pursuant to this clause (xii) shall not exceed $30.0 million at any on time outstanding; PROVIDED, FURTHER, that if the Consolidated Coverage Ratio at the time of such Incurrence is less than
     2.00 to 1.00, the total amount of Indebtedness Incurred pursuant to this clause (xii) shall not exceed $15.0 million at any one time outstanding.

     For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses at the time of incurrence, the Company shall, in its sole discretion, classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in the applicable clause(s) so selected by the Company. No fluctuation in currency exchange rates or interest rates following the incurrence of any Indebtedness shall result in a Default or Event of Default hereunder if the Indebtedness itself was incurred in compliance with this Indenture at the time of the incurrence.

          (c) Neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary shall Incur any Indebtedness under paragraph (b) above if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligation.

          (d) The Company will not permit any Unrestricted Subsidiary to Incur any Indebtedness other than Non-Recourse Debt.

SECTION 4.10.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, as determined in good faith by the Company's Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) FIRST, to the extent the Company or any Restricted Subsidiary elects (or is required by the terms of any Secured Indebtedness), (x) to prepay, repay or purchase Secured Indebtedness within 45 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash or (y) to the investment in or acquisition of Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) SECOND, within 360 days from the receipt of such Net Available Cash, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to make an offer to purchase Securities at 100% of their principal amount plus accrued and unpaid interest, if any, thereon; and (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to (w) the investment in or acquisition of Additional Assets, (x) the making of Temporary Cash Investments or (y) any other purpose otherwise permitted under this Indenture, in each case within the later of 45 days after the application of Net Available Cash in accordance with clauses (A) and (B) or the date that is one year from the receipt of such Net Available Cash; PROVIDED, HOWEVER, that, in connection with any prepayment, repayment or purchase of

Indebtedness pursuant to clause (A) or (B) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance herewith except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this covenant at any time exceed $10.0 million. The Company shall not be required to make an offer for Securities pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (A)) is less than $10.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     For the purposes of this covenant, the following will be deemed to be cash: (x) the assumption by the transferee of Senior Indebtedness of the Company or Senior Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness in connection with such Asset Disposition (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause
(A) of the preceding paragraph) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly (and in any event within 90 days) converted by the Company or such Restricted Subsidiary into cash.

          (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause (a)(iii)(B), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities at a purchase price of 100% of their principal amount plus accrued and unpaid interest, if any, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture. If the aggregate purchase price of the Securities tendered pursuant to the offer is less than the Net Available Cash allotted to the purchase of the Securities, the Company will apply the remaining Net Available Cash in accordance with clause (a)(iii)(C) above.

          (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

SECTION 4.11.  LIMITATION ON AFFILIATE TRANSACTIONS.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any Affiliate of the Company, other than a Wholly-Owned Subsidiary (an

"Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majorities each determine that such Affiliate Transaction satisfies the criteria in (i) above); and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $2.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

          (b) The foregoing paragraph (a) shall not apply to (i) any Restricted Payment permitted to be made pursuant to Section 4.07, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, or any stock options and stock ownership plans for the benefit of employees, officers and directors, consultants and advisors approved by the Board of Directors of the Company, (iii) loans or advances to employees in the ordinary course of business of the Company or any of its Restricted Subsidiaries in aggregate amount outstanding not to exceed $250,000 to any employee or $500,000 in the aggregate at any time, (iv) any transaction between Wholly-Owned Subsidiaries, (v) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business, (vi) transactions pursuant to agreements in existence on the Issue Date which are (x) described in the Offering Memorandum or (y) otherwise, in the aggregate, immaterial to the Company and its Restricted Subsidiaries taken as a whole, (vii) any employment, non-competition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business, (viii) the issuance of Capital Stock of the Company (other than Disqualified Stock), (ix) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company (including, without limitation, the grant of stock options), and (x) Affiliate Transactions between either the Company or a Restricted Subsidiary and a Receivables Subsidiary involving the transfer or sale of Vacation Ownership Interests Receivable.

SECTION 4.12.  LIMITATION ON LIENS.

          The Company will not and will not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Liens on any of its or their property or assets except for Permitted Liens.

SECTION 4.13.  CORPORATE EXISTENCE.

          Subject to Article 5 hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other organizational existence in accordance with their respective organizational documents (as the same may be amended from time to time) and the rights (charter and statutory), licenses and franchises of the Issuers.

SECTION 4.14.  CHANGE OF CONTROL.

          (a) Upon the occurrence of any of a Change of Control, each Securityholder will have the right to require the Company to repurchase all or any part of such Securityholder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Securityholders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date) (such applicable purchase price being thereafter referred to as the "Change of Control Purchase Price"):

          (b) Within 30 days following any Change of Control, unless the Company has mailed a redemption notice with respect to all the outstanding Securities in connection with such Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to the Change of Control Purchase Price (subject to the right of Holders of record on a Record Date to receive interest on the relevant Interest Payment Date);

          (ii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

          (iii) the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Securities purchased.

          (c) Securityholders electing to have a Security repurchased will be required to surrender the Security, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, to the Company at the address specified in the notice at least 10 Business Days prior to the Change of Control Payment Date. Securityholders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Change of Control Payment Date a telegram, telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of the Security which was delivered for repurchase by the Securityholder and a statement that such Securityholder is withdrawing his election to have such Security purchased.

          (d) On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Trustee an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Trustee will promptly mail to each Securityholder so tendered the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Securityholder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; PROVIDED that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof. Unless the Company defaults in the payment for any Securities properly tendered pursuant to the Change of Control Offer, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date.

          (e) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 4.15.   LIMITATION ON ISSUANCES OF CAPITAL STOCK OF RESTRICTED
                SUBSIDIARIES.

          The Company will not permit any of its Restricted Subsidiaries to issue any Capital Stock to any Person (other than to the Company or a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Capital Stock of a Restricted Subsidiary of the Company, if in either case as a result thereof such Restricted Subsidiary would no longer be a Restricted Subsidiary of the Company; PROVIDED, HOWEVER, that this provision shall not prohibit (x) the Company or any of its Restricted Subsidiaries from selling, leasing or otherwise disposing of all of the Capital Stock of any Restricted Subsidiary or (y) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Indenture.

SECTION 4.16.  CONDUCT OF BUSINESS.

          The Company shall not, nor shall permit any of its Subsidiaries, directly or indirectly, to engage in any business other than a Permitted Business.

SECTION 4.17.  LIMITATION ON REPAYMENT UPON A CHANGE OF CONTROL.

          The Company will not make an offer to repurchase any Subordinated Obligations if required to do so pursuant to a Change of Control until at least 60 days after the occurrence of such Change of Control and shall not purchase any Subordinated Obligations for 30 days following the time the Company is required to make purchases of the Securities under this Indenture following such Change of Control.

SECTION 4.18.  LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

          The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, Guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction with respect to any property or assets unless (i) the Company or such Restricted Subsidiary, as the case may be, would be entitled pursuant to this Indenture to Incur Indebtedness secured by a Permitted Lien on such property or assets in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, (ii) the Net Cash Proceeds from such Sale/Leaseback Transaction are at least equal to the fair market value of the property or assets subject to such Sale/Leaseback Transaction (such fair market value determined, in the event such property or assets have a fair market value in excess of $1.0 million, no more than 30 days prior to the effective date of such Sale/Leaseback Transaction, by the Board of Directors of the Company as evidenced by a Board Resolution) and (iii) the Net Cash Proceeds of such Sale/Leaseback Transaction are applied in accordance with the provisions described under Section 4.10.

SECTION 4.19.  LIMITATION ON DESIGNATIONS OF UNRESTRICTED SUBSIDIARIES.

          (a) The Company may designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (ii) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of
     (i) fair market value of the Capital Stock of such Subsidiary owned by the Company and the Restricted Subsidiaries on such date and (ii) the aggregate amount of other Investments of the Company and the Restricted Subsidiaries in such Subsidiary on such date; and

          (iii) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.09 of this Indenture at the time of Designation (assuming the effectiveness of such Designation).

          (b) In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.07 hereunder for all purposes of this Indenture in the Designation Amount. The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a Guarantee of any Indebtedness of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or (y), to the extent permitted under Section 4.07 hereunder.

          (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

          (d) Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

SECTION 4.20.  FUTURE NOTE GUARANTEES.

          The Issuers will cause each newly organized or acquired Restricted Subsidiary to execute and deliver to the Trustee pursuant to Section 10.02 a Subsidiary Guarantee of the Securities in form and substance satisfactory to the Trustee. Such Guaranty will be secured in accordance with Section 11.01.

 SECTION 4.21.  FURTHER INSTRUMENTS AND ACTS.

          The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein, and upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.22.  COLLATERAL DOCUMENTS.

          Neither the Issuers nor any Subsidiary Guarantor will amend, waive or modify, or take or refrain from taking any action which has the effect of amending, waiving or modifying, any provision of the Collateral Documents unless, in connection therewith, the Company shall have furnished to the Trustee an Opinion of Counsel to the effect that such amendment, waiver, modification or action would not have an adverse effect on the rights of the Trustee or the Securityholders (as provided in the Collateral Documents), PROVIDED that:

          (1) Collateral may be released or modified as expressly provided herein and in the Collateral Documents;

          (2) Subsidiary Guarantees, Liens, and pledges may be released as expressly provided herein and in the Collateral Documents; and

          (3) this Indenture and any of the Collateral Documents may be otherwise amended, waived or modified pursuant to Article 9 hereof.

SECTION 4.23. FILING OF PLANS

          With respect to each property suitable for Vacation Ownership Interest development owned or acquired by the Issuers or the Subsidiary Guarantors, the Issuers shall file or cause to be filed, as promptly as practicable and to the extent required by applicable law, a Plan with any applicable governmental authority.

SECTION 4.26. VARIANCES AND REZONING

          To the extent that the sale of Vacation Ownership Interests at any real property owned by the Issuers or the Subsidiary Guarantors is not permitted under applicable zoning laws or similar laws, statutes, ordinances or regulations, the Issuers shall, as promptly as practicable, seek a variance or other relief in order that such sales may commence. In addition, the Issuers shall, as promptly as practicable, seek to have such property rezoned so that such sales will be permitted on a going-forward basis.

                                   ARTICLE 5

                                  SUCCESSORS

SECTION 5.01.  LIMITATIONS ON MERGER, CONSOLIDATION OR SALE OF ASSETS.

          The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the Successor Company (A) shall have a Consolidated Net Worth equal or greater to the Consolidated Net Worth of the Issuers immediately prior to such transaction and (B) shall be able to incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.09;

          (iv) Each Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

          (v) there has been delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such consolidation, merger, conveyance, transfer or lease and will be subject to U.S. Federal income tax with respect to the Securities in the same amount and in the same manner and at the same times as would have been the case if such consolidation, merger, conveyance, transfer or lease had not occurred.

SECTION 5.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the applicable Issuer under this Indenture, but, in the case of a lease of all or substantially all its assets, an Issuer will not be released from the obligation to pay the principal of and interest on the Securities.

          Notwithstanding any other provision of this Indenture, any Restricted Subsidiary other than Epic Capital and Warrant Co. may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Wholly-Owned Subsidiary. Notwithstanding any other provisions of this Indenture, neither Epic Capital nor Warrant Co. may merge with or into any other Person.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT.

          (a)  Each of the following constitutes an Event of Default:

          (i) a default in any payment of interest on any Security when due, continued for 30 days;

          (ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon required redemption or repurchase, upon declaration or otherwise;

          (iii) the failure by the Issuers to comply with their obligations under Section 5.01 hereof;

          (iv) the failure by the Company or the Issuers, as applicable, to comply for 30 days after notice with any of its or their obligations under Sections 4.01, 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16
or 4.18 hereof (in each case, other than a failure to purchase Securities which shall constitute an Event of Default under clause (ii) above);

          (v) the failure by the Issuers or any Subsidiary Guarantor to comply for 60 days after notice with their other agreements contained in this Indenture or in any Collateral Documents;

          (vi) Indebtedness of the Issuers or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $2.0 million and such default shall not have been cured or such acceleration rescinded after a 20-day period;

          (vii) any judgment or decree for the payment of money in excess of $2.0 million (to the extent not covered by insurance) is rendered against the Issuers or a Significant Subsidiary and such judgment or decree shall remain undischarged or unstayed for a period of 60 days after such judgment becomes final and non-appealable (the "judgment default provision"); or

          (viii) any Subsidiary Guarantee by a Restricted Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee and such Default continues for 10 days.

          (ix) the Company or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

          (A)  commences a voluntary case,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (D)  makes a general assignment for the benefit of its creditors,

          (E) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, or

          (F) takes any corporate action to authorize or effect any of the foregoing;

          (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any of its Subsidiaries in an involuntary case,

          (B) appoints a Custodian of the Company or any of its Subsidiaries or for all or substantially all of the property of the Company or any of its Subsidiaries, or

          (C) orders the liquidation of the Company or any of its Subsidiaries, and the order or decree remains unstayed and in effect for 60 consecutive days.

          (b) The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          (c) A Default under clause (iv) or (v) of Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Issuers (and the Trustee in the case of notices by Holders) of the Default and the Issuers do not cure such Default within the time specified in clause (iv) or (v), as applicable, after receipt of such notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

SECTION 6.02.  ACCELERATION.

          If an Event of Default (other than an Event of Default specified in clause (ix) or (x) of Section 6.01(a) with respect to the Issuers or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Securities by notice to the Issuers (and to the Trustee if given by the Holders), may declare (a "Declaration of Acceleration") the principal amount of, and any accrued and unpaid interest on, all the Securities to be due and payable (the "Default Amount"). Upon any such Declaration of Acceleration the Default Amount shall be due and payable immediately. If an Event of Default specified in clause (ix) or (x) of Section 6.01(a) occurs with respect to an Issuer or any of the Subsidiary Guarantors, the Default Amount shall IPSO FACTO become and be immediately due and payable without any Declaration of Acceleration or other act on the part of the Trustee or any Securityholder.
The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee and to the Issuers may rescind any Declaration of Acceleration if (i) the rescission would not conflict with any judgment or decree and (ii) if all Events of Default then continuing (other than any Events of Default with respect to the nonpayment of principal of or interest on any Security which has become due solely as a result of such Declaration of Acceleration) have been and (iii) all amounts due to the Trustee under Section 7.07 have been paid, and may waive any Default other than a Default with respect to a covenant or provision that cannot be modified or amended without the consent of each Securityholder pursuant to Section 9.02 hereof.

SECTION 6.03.  OTHER REMEDIES.

          (a) If an Event of Default occurs and is continuing, the Trustee and the Securityholders may pursue any available remedy (under this Indenture, the Collateral Documents or otherwise) to collect the payment of principal, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          (b) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          (c) If the Securities become due and payable prior to the Stated Maturity thereof or not paid in full at the Stated Maturity thereof and after any applicable grace period has expired, the Trustee has a right to foreclose upon the Collateral in accordance with the instructions from the Holders of 25% percent in aggregate principal amount of the Securities or, in the absence of such instructions, in such manner as the Trustee deems appropriate in its absolute discretion; PROVIDED, HOWEVER, that in any event such foreclosure shall be done in a manner consistent with the Collateral Documents.

          (d) If an Event of Default occurs and is continuing, the Trustee shall, without limiting any of its other obligations under this Indenture, comply with its obligations under Section 7.01 and 11.03.

SECTION 6.04.  WAIVER OF PAST DEFAULTS.

          Prior to a Declaration of Acceleration, Securityholders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may, on behalf of all the Securityholders, waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal, premium, if any, or interest on any Security (other than principal, premium (if any) or interest which has become due solely as a result of a Declaration of Acceleration) or a Default or Event of Default that cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.  CONTROL BY MAJORITY.

          Securityholders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Securityholders or that may involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

SECTION 6.06.  LIMITATION ON SUITS.

          (a) A Securityholder may pursue a remedy with respect to this Indenture or the Securities only if:

          (i) the Securityholder has previously given to the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (iii) such Securityholder or Securityholders offer, and, if requested, provide, to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee, in the reasonable opinion of such Trustee, a direction inconsistent with the request.

          (b) A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          (c) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT ANY OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO SECURITYHOLDER SHALL EXERCISE A RIGHT OF SETOFF, LENDER'S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS INDENTURE UNLESS IT IS TAKEN WITH THE CONSENT OF AT LEAST A MAJORITY OF THE SECURITYHOLDERS, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR
SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE TRUSTEE PURSUANT TO THE RELEVANT MORTGAGE OR OTHER COLLATERAL DOCUMENTS, AND ANY ATTEMPTED EXERCISE BY ANY SECURITYHOLDER OF ANY SUCH RIGHT WITHOUT OBTAINING THE CONSENT OF A MAJORITY OF THE SECURITYHOLDERS SHALL BE NULL AND VOID. THIS SUBSECTION (C) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE SECURITYHOLDERS.

SECTION 6.07.  RIGHTS OF SECURITYHOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Securityholder to receive payment of principal, premium, if any, or interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Securityholder.

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 6.01(a)(i) or (ii) or an acceleration pursuant to Section 6.02 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers or any Subsidiary Guarantor or any other obligor on the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid on the Securities and interest on overdue principal, premium, if any, and, to the extent lawful, interest on overdue installments of interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including any advances made by the Trustee and the reasonable compensation, expenses and disbursements of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07.

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07) and the Securityholders allowed in any judicial proceedings relative to the Issuers or any Subsidiary Guarantor (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Securityholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Securityholder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION 6.10.  PRIORITIES.

          (a) If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          (i) First: to the Trustee, its agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          (ii) Second: if the Securityholders are forced to proceed against the Issuers directly without the Trustee, to the Securityholders for their collection costs;

          (iii) Third: to the Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

          (iv) Fourth: to the Issuers or, to the extent the Trustee collects any amount pursuant to a Collateral Document from any Subsidiary Guarantor, to such Subsidiary Guarantor, or to such party as a court of competent jurisdiction shall direct.

          (b) The Trustee may fix a record date and payment date for any payment to Securityholders. At least 15 calendar days before such record date, the Issuers shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

SECTION 6.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Securityholder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE 7

                                    TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances and in the conduct of his own affairs. In considering what actions are or are not prudent in the circumstances, the Trustee shall consider whether or not:

          (i) to take such action as may be necessary or proper to sequester the rents and income of any Pledged Real Property or Pledged Vacation Ownership Interests (each as defined in the Offering Memorandum);

          (ii) to procure from the owner of any Pledged Real Property or Pledged Vacation Ownership Interests an assignment of rents and/or a consent to enter into possession of such property and to collect the rents therefrom;

          (iii) to apply to the court for the appointment of a receiver of the rents and income of any Pledged Real Property or Pledged Vacation Ownership Interests;

          (iv) to declare due and payable forthwith any principal amount remaining due and unpaid and commence an action of foreclosure;

          (v) to apply the moneys received as rents and income from any Pledged Real Property or Pledged Vacation Ownership Interests as well as moneys received by the Trustee from any receiver appointed for such Pledged Real Property or Pledged Vacation Ownership Interests in his discretion, to the maintenance and operation of such Pledged Real Property or Pledged Vacation Ownership Interests, the payment of taxes, water rents and assessments levied thereon and any arrears thereof, to the payment of underlying liens, and to the creation and maintenance of a reserve or sinking fund.

          (b) If an Event of Default has occurred and is continuing, the Trustee shall comply with the applicable terms, if any, of Section 126(3) of
Article 4-A of the Real Property Law of the State of New York.

          (c) If an Event of Default has occurred and is continuing, the Trustee shall distribute the proceeds of any sale or other disposition of any Pledged Real Property or Pledged Vacation Ownership Interests in accordance with applicable requirements, if any, of Section 126(4) of Article 4-A of the Real Property Law of the State of New York.

          (d) The Trustee shall permit the obligor or other Person in possession or control of any Pledged Real Property or Pledged Vacation Ownership Interests, or his successors in interest, to be free to select the insurance broker or agent through whom any insurance of any kind is to be placed or written on such Pledged Real Property or Pledged Vacation Ownership Interests affected or covered by a Mortgage held by the Trustee.

          (e)  Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform only those duties as are specifically set forth in this Indenture and the duties of the Trustee shall be determined solely by the express provisions of this Indenture, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture.

          (f) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

          (g) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (e), and (f) of this Section 7.01.

          (h) No provision of this Indenture or the Collateral Documents shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (i) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (j) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of Section 7.01 and to the provisions of the TIA.

SECTION 7.02.  RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Issuers or any Subsidiary Guarantor.

          (f) The permissive rights of the Trustee to do certain things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default with respect to such permissive rights.

          (g) Except for an Event of Default under 6.01(a)(i) (other than with respect to Additional Interest) or (ii) hereof, the Trustee shall not be deemed to have notice of any Default or Event of Default, or the identity of any Restricted Subsidiary or of the existence of any Asset Sale or Change of Control unless specifically notified in writing of such event by the Issuers or the Securityholders of not less than 25% in aggregate principal amount of Securities outstanding.

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, any Subsidiary Guarantor or any Affiliate of the Issuers or any Subsidiary Guarantor with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11 hereof.

SECTION 7.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents, the Securities or the Subsidiary Guarantees, it shall not be accountable for the Issuers' use of the proceeds from the Securities or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Securities or the Subsidiary Guarantees or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication. The Trustee makes no representation as to the validity, value or condition of any property covered or intended to be covered by the Lien of the Collateral Documents or any part thereof or as to the title of the Issuers or any Subsidiary Guarantor to such property or as to the security afforded by the Collateral Documents or hereby, including the perfection or priority of any security interest granted to the Trustee.

SECTION 7.05.  NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in any payment of principal or interest on any Security, the Trustee may withhold the notice so long as its board of directors, a committee of its board of directors or a committee of its trust officers in good faith determines that withholding the notice is in the interest of the Securityholders.

SECTION 7.06.  REPORTS BY TRUSTEE TO SECURITYHOLDERS.

          (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as the Securities remain outstanding, the Trustee shall mail to the Securityholders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b) and (c).

          (b) A copy of each report at the time of its mailing to the Securityholders shall be filed with the Commission and each stock exchange, if any, on which the Securities are listed, in accordance with and to the extent required by TIA Section 313(d). The Issuers shall promptly notify the Trustee if and when the Securities are listed on any stock exchange.

SECTION 7.07.  COMPENSATION AND INDEMNITY.

          (a) The Issuers and the each of the Subsidiary Guarantors, jointly and severally, shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder and under the Collateral Documents, including extraordinary services such as default administration. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and each of the Subsidiary Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          (b) The Issuers and each of the Subsidiary Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Collateral Documents, including the costs and expenses of enforcing this Indenture and the Collateral Documents against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth below in subparagraph (d). The Trustee shall notify the Issuers and each of the Subsidiary Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers or any Subsidiary Guarantor shall not relieve the Issuers or any of the Subsidiary Guarantors of their Obligations hereunder. The Trustee may have separate counsel and the Issuers and each of the Subsidiary Guarantors, jointly and severally, shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (c) The obligations of the Issuers and each of the Subsidiary Guarantors under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge or termination of this Indenture.

          (d) Notwithstanding subparagraphs (a) or (b) above, neither the Issuers nor any Subsidiary Guarantor need reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence, bad faith or willful misconduct.

          (e) To secure the Issuers' and each of the Subsidiary Guarantor's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Securities. This Section 7.07 and such Lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

          (f) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(ix) or (x) hereof occurs, the expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.  REPLACEMENT OF TRUSTEE.

          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          (b) The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuers. The Securityholders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Issuers. The Issuers may remove the Trustee if:

          (i)  the Trustee fails to comply with Section 7.10 hereof;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (iii) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting.

          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall notify each Securityholder of such event and promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

          (d) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to each Securityholder. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' and each of the Subsidiary Guarantor's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

          (e) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, any of the Subsidiary Guarantors or the Securityholders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) If the Trustee after written request by any Securityholder who has been a Securityholder for at least six months fails to comply with Section 7.10, such Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION.

          (a) There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or the District of Columbia authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and shall have (or be a part of a holding company with) a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          (b) This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall comply with TIA Section 310(b); including, but not limited to the provisions regarding "conflicting interest".

The provisions of TIA Section 310 shall also apply to the Issuers and each of the Subsidiary Guarantors, as obligor of the Securities.

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE ISSUERS.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Issuers and each of the Subsidiary Guarantors as obligors on the Securities.

                                   ARTICLE 8

                            DISCHARGE OF INDENTURE

SECTION 8.01.  DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.

          (a) When (i) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07 hereof) canceled or for cancellation or (ii) all outstanding Securities have become due and payable and the Issuers irrevocably deposit with the Trustee funds sufficient to pay at maturity all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.07 hereof), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Sections 8.01(e) and 8.06 hereof, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel reasonably acceptable to the Trustee and at the cost and expense of the Issuers.

          (b) Subject to Sections 8.01(e), 8.02 and 8.06 hereof, the Issuers at any time may terminate (i) all their obligations under the Securities and this Indenture ("legal defeasance option") or (ii) all obligations under Sections 3.09, 4.04(a), (b) and (c), 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16, 4.18, 4.19, 4.20, 5.01(iii) and the operation of Sections
6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii), 6.01(viii), 6.01(a)(xi) as well as 6.01(a)(ix) and 6.01(a)(x) hereof (but only with respect to Subsidiaries) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of its covenant defeasance option.

          (c) If the Issuers exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in
Section 6.01(a)(iv), 6.01(a)(v), 6.01(a)(vi), 6.01(a)(vii), 6.01(a)(viii),
6.01(a)(xi) as well as 6.01(a)(ix) and 6.01(a)(x) (but only with respect to Subsidiaries) or because of the failure of the Issuers or the Subsidiary Guarantors to comply with Sections 5.01(iii). If the Issuers exercise either defeasance option, the Trustee shall release all Collateral pursuant to Section 11.03.

          (d)  Upon satisfaction of the conditions set forth herein and Section
8.02 and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

          (e) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.01(d),
8.04, 8.05 and 8.06 hereof shall survive until the Securities have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04 and 8.05 hereof shall survive.

SECTION 8.02.  CONDITIONS TO DEFEASANCE.

          (a) The Issuers may exercise its legal defeasance option or its covenant defeasance option only if:

          (i) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations in amounts (including interest, but without consideration of any reinvestment of such interest) and maturities sufficient, but in the case of the legal defeasance option only, not more than such amounts (in each case as certified by a nationally recognized firm of independent public accountants), to pay and discharge at their Stated Maturity (or such earlier redemption date as the Issuers shall have specified to the Trustee) the principal of, premium, if any, interest on all outstanding Securities to maturity or redemption, as the case may be, and to pay all of the sums payable by it hereunder; PROVIDED, that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal, premium, if any, and interest with respect to the Securities;

          (ii) in the case of the legal defeasance option only, 123 days pass after the deposit is made and during the 123 day period no Default or Event of Default specified in Section 6.01(ix) or (x) hereof with respect to the Issuers or any Subsidiary Guarantor occurs which is continuing at the end of the period;

          (iii) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

        (iv) the deposit does not constitute a default under any other agreement binding on the Issuers;

          (v) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

          (vi) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (vii) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (viii) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          (b) In order to have money available on a payment date to pay principal, premium, if any, or interest on the Securities, the U.S. Government Obligations deposited pursuant to preceding clause (a) shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as shall provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

          (c) Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3 hereof.

SECTION 8.03.  APPLICATION OF TRUST MONEY.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, and interest on the Securities.

 SECTION 8.04.  REPAYMENT TO THE ISSUERS.

          (a) The Trustee and the Paying Agent shall promptly pay to the Issuers upon written request any excess money or securities held by them at any time; PROVIDED, HOWEVER, that the Trustee shall not pay any such excess to the Issuers unless the amount remaining on deposit with the Trustee, after giving effect to such transfer are sufficient to pay principal, premium, if any, and interest on the outstanding Securities, which amount shall be certified to the Trustee by independent public accountants.

          (b) The Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; PROVIDED, HOWEVER, that the Issuers shall have either caused notice of such payment to be mailed to each Securityholder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in the City of New York. After payment to the Issuers, Securityholders entitled to the money must look to the Issuers and the Subsidiary Guarantors for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGATIONS.

          The Issuers and the Subsidiary Guarantors, jointly and severally, shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each of the Subsidiary Guarantor's Obligations under this Indenture and the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; PROVIDED, HOWEVER, that if the Issuers or any Subsidiary Guarantor has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its Obligations, the Issuers or any of the Subsidiary Guarantors, as the case may be, shall be subrogated to the rights of the Securityholders to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.



                                   ARTICLE 9

                                  AMENDMENTS

SECTION 9.01.  WITHOUT CONSENT OF SECURITYHOLDERS.

          (a) Notwithstanding Section 9.02 of this Indenture, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture, any Collateral Document or the Securities without the consent of any
Securityholder:

          (i)  to cure any ambiguity, omission, defect or inconsistency;

          (ii) to comply with Article 5 hereof and Section 11.01 (concerning amendments to the Collateral Documents expressly called for therein);

          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (PROVIDED that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in
Section 163(f)(2)(B) of the Code);

          (iv) to add Subsidiary Guarantees with respect to the Securities;

          (v) to add to the covenants of the Issuers for the benefit of the Securityholders or to surrender any right or power conferred upon the Issuers;

          (vi) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (vii) to make any change that would provide additional rights or benefits to the Holders of the Securities or that does not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect the rights of any Securityholder in any respect;

          (viii)    to evidence or provide for a replacement Trustee under
Section 7.08 hereof;

          (ix) to execute and deliver any documents necessary or appropriate to release Liens on any Collateral as permitted by Section 11.03 hereof; or

          (x) to provide a security interest in any additional Collateral for the benefit of the Securityholders;

PROVIDED, that the Issuers have delivered to the Trustee an Opinion of Counsel stating that any such amendment or supplement complies with the provisions of this Section 9.01.

          (b) Upon the request of the Issuers and the Subsidiary Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06 hereof, the Trustee shall join with the Issuers and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture, the Collateral Documents or otherwise.

          (c) After an amendment or supplement under this Section 9.01 becomes effective, the Issuers shall mail to all Securityholders a notice briefly describing such amendment or supplement. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment or supplement under this Section.

SECTION 9.02.  WITH CONSENT OF SECURITYHOLDERS.

          (a) Except as provided below in this Section 9.02, the Issuers and the Trustee may amend or supplement this Indenture, any Collateral Document or the Securities with the written consent of the Securityholders of not less than a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities) and subject to Section 6.04 and 6.07 any existing Default or Event of Default and its consequences (other than a Default or Event of Default in the payment of principal premium, if any, or interest, if any, on the Securities except a payment default resulting from an acceleration of the Securities that has been rescinded) or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities

(including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities). Furthermore, subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities) may waive compliance in a particular instance by the Issuers with any provision of this Indenture, any Collateral Document or the Securities. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Securities held by a non-consenting Holder):

          (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the stated rate of or extend the stated time for payment of any interest on any Security;

          (iii) reduce the principal of or extend the Stated Maturity of any Security or alter the redemption provisions (including, without limitation, Sections 3.07, 3.09, 4.11 and 4.14 hereof) with respect thereto;

          (iv) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may be redeemed in accordance with Section 3.07;

          (v) make any Security payable in money other than that stated in the Security;

          (vi) make any change in Section 6.04 or 6.07 hereof or in this
Section 9.02(a);

          (vii) waive a Default or Event of Default in the payment of principal of premium, if any, or interest, if any, on, or redemption payment with respect to, any or Security (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

          (viii) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

          (ix) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions or requiring any Guaranty hereof or in the provisions of any such Guaranty;

          (x) release Collateral from the Lien of the Escrow and Disbursement Agreement, except in accordance with terms thereof, or amend terms thereof relating to release;

          (xi) release any Subsidiary Guarantor from its Subsidiary Guarantee, except as provided herein; or

          (xii) directly or indirectly release Liens on all or substantially all of the Collateral securing the obligations under this Indenture, the Securities or any Guaranty thereof.

          (b) Upon the request of the Issuers and the Subsidiary Guarantors accompanied by Board Resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Securityholders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 9.06 hereof, the Trustee shall join with the Issuers and the Subsidiary Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          (c) It shall not be necessary for the consent of the Securityholders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          (d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to all Securityholders a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

 SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.

          Every amendment or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.

          (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Securityholder is a continuing consent by the Securityholder and every subsequent Securityholder or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Securityholder or subsequent Securityholder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective when approved by the requisite Holders and executed by the Trustee (or, if otherwise provided in such waiver, amendment or supplement, in accordance with its terms) and thereafter binds every Securityholder, unless it makes a change described in any of clauses (i) through (xi) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the consenting Holder's Security.

          (b) The Issuers may fix a record date for determining which Securityholders must consent to such amendment, supplement or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Securityholders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Issuers shall designate. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date except to the extent that the requisite number of consents to the amendment, supplement or waiver have been obtained within such 90-day period or as set forth in the preceding paragraph of this Section 9.04.

SECTION 9.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

          (a) Securities authenticated and delivered after the execution of any supplemental indenture may bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver on any Security thereafter authenticated. The Issuers in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment, supplement or waiver.

          (b) Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.



SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment, waiver or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, in addition to the documents required by Sections 7.02 and 12.04, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture and the Collateral Documents, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuers and each Subsidiary Guarantor in accordance with its terms.

                                  ARTICLE 10

                      SUBSIDIARY GUARANTEE OF SECURITIES

SECTION 10.01.  SUBSIDIARY GUARANTEE.

          (a) Each Subsidiary Guarantor, by its execution and delivery of this Indenture, and each Subsidiary Guarantor created or acquired after the date hereof, by its execution and delivery of a supplemental Indenture pursuant to
Section 9.01(a)(iv) and 10.07 agreeing to be bound by the terms hereof, jointly and severally irrevocably and unconditionally guarantees, as a primary obligor and not a surety, to each Securityholder of a Security now or hereafter authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Issuers hereunder or thereunder, (i) the due and punctual payment of the principal, premium, if any, interest (including post-petition interest in any proceeding under any Bankruptcy Law whether or not an allowed claim in such proceeding) on overdue principal, premium, if any, and interest, if lawful on such Security, and (ii) all other monetary Obligations payable by the Issuers under this Indenture (including under Section 7.07 hereof) and the Securities (all of the foregoing being hereinafter collectively called the "Guaranteed Obligations"), when and as the same shall become due and payable, whether by acceleration thereof, call for redemption or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy
Code), in accordance with the terms of any such Security and of this Indenture, subject, however, in the case of (i) and (ii) above, to the limitations set forth in Section 10.04 hereof. Each Subsidiary Guarantor hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of any such Security or this Indenture, any waiver, modification or indulgence granted to the Issuers with respect thereto, the recovery of any judgment against the Issuers, any action to enforce the same, by the Securityholders or the Trustee, the recovery of any judgment against the Issuers, any action to enforce the same, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of a merger or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, the benefit of discussion, protest or notice with respect to any such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that its Subsidiary Guarantee shall not be discharged as to any such Security except by payment in full of the principal thereof, premium, if any, and all accrued interest thereon.

          (b) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Securityholder or the Trustee to any security held for payment of the Guaranteed Obligations.

          (c) Each Subsidiary Guarantor agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Securityholders or the Trustee in respect of any Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Securityholders and the Trustee, on the other hand,
(x) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any Declaration of Acceleration of such

Guaranteed Obligations as provided in Article 6 hereof, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purpose of this Article 10.

          (d) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Securityholder in enforcing any rights under this Article 10.

          (e) Each Subsidiary Guarantor also agrees that the Guaranteed Obligations will be secured as provided in Article 11.

          (f) Each Subsidiary Guarantor agrees to become a party to the Collateral Documents whereby the Guaranteed Obligations will be secured in the manner set forth in such Collateral Documents.

          (g) The Subsidiary Guarantee set forth in this Article 10 shall not be valid or become obligatory for any purpose with respect to a Security until the certificate of authentication on such Security shall have been signed by or on behalf of the Trustee.

SECTION 10.02.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

          (a)  [Reserved]

          (b) This Indenture shall be executed on behalf of each Subsidiary Guarantor, by manual or facsimile signature, and such execution by a Subsidiary Guarantor shall fully evidence such Subsidiary Guarantor's Subsidiary Guarantee.

          (c) The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

SECTION 10.03.  SUBSIDIARY GUARANTEE UNCONDITIONAL, ETC.

          Upon failure of payment when due of any Guaranteed Obligation for whatever reason, each Subsidiary Guarantor will be obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be continuing, absolute and unconditional, irrespective of: the recovery of any judgment against the Issuers or any Subsidiary Guarantor; any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuers under this Indenture or any Security, by operation of law or otherwise; any modification or amendment of or supplement to this Indenture or any Security; any change in the corporate existence, structure or ownership of the Issuers, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuers or any of their assets or any resulting release or discharge of any obligation of the Issuers contained in this Indenture or any Security; the existence of any claim, set-off or other rights which any Subsidiary Guarantor may have at any time against the Issuers, the Trustee, any Securityholder or any other Person, whether in connection herewith or any unrelated transactions; PROVIDED, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any invalidity or unenforceability relating to or against the Issuers for any reason of this Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuers of the principal, premium, if any, or interest on any Security or any other Guaranteed Obligation; or any other act or omission to act or delay of any kind by the Issuers, the Trustee, any Securityholder or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Subsidiary Guarantors' obligations hereunder. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demand whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by the complete performance of the obligations contained in the Securities, this Indenture and in this Article 10. Each Subsidiary Guarantor's obligations hereunder shall remain in full force and effect until this Indenture shall have terminated and the principal of and interest on the Securities and all other Guaranteed Obligations shall have been paid in full. If at any time any payment of the principal of or interest on any Security or any other payment in respect of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuers or otherwise, each Subsidiary Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, and this Article 10, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor irrevocably waives any and all rights to which it may be entitled, by operation of law or otherwise, upon making any payment hereunder to be subrogated to the rights of the payee against the Issuers with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the Issuers in respect thereof.

SECTION 10.04.  LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY.

          Each Subsidiary Guarantor, and by its acceptance of a Security each Securityholder, hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, Federal and state fraudulent conveyance laws or other legal principles. To effectuate the foregoing intention, the Securityholders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to Section 10.05 hereof, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting such fraudulent transfer or conveyance under federal or state law.

SECTION 10.05.  CONTRIBUTION.

          In order to provide for just and equitable contribution among the Subsidiary

Guarantors, the Subsidiary Guarantors agree, INTER SE, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under the Subsidiary Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a PRO RATA amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Issuers' obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantee.

SECTION 10.06.  RELEASE.

          Upon the sale or disposition of all of the Equity Interests of a Subsidiary Guarantor to a Person which is not an Issuer or a Subsidiary of an Issuer, which is otherwise in compliance with this Indenture, such Subsidiary Guarantor shall be deemed released from all its obligations under this Indenture without any further action required on the part of the Trustee or any Securityholder; PROVIDED, HOWEVER, that any such termination shall occur if and only to the extent that all Obligations of each Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, Indebtedness of the Issuers and the other Subsidiary Guarantors shall also terminate upon such release, sale or transfer; PROVIDED FURTHER, that without limiting the foregoing, any proceeds received by the Issuers or any Subsidiary of the Issuers from such transaction shall be applied as provided in Section 4.10 and Section 3.09. The Trustee shall execute an appropriate instrument prepared by the Issuers evidencing such release upon receipt of a request by the Issuers accompanied by an Officers' Certificate certifying as to the compliance with this Section 10.06. Any Subsidiary Guarantor not so released remains liable for the full amount of principal, premium, if any, and interest on the Securities as provided in this Article 10.

SECTION 10.07.  ADDITIONAL SUBSIDIARY GUARANTORS.

          Any Person that was not a Subsidiary Guarantor on the date of this Indenture may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equit able principles as may be acceptable to the Trustee in its discretion). The Subsidiary Guarantee of each Person described in this Section 10.07 shall apply to all Securities theretofore executed and delivered, notwithstanding any failure of such Securities to contain a notation of such Subsidiary Guarantee thereon.

SECTION 10.08.  SUCCESSORS AND ASSIGNS.

          This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.09.  WAIVER OF STAY, EXTENSION OR USURY LAWS.

          Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Subsidiary Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 10.10.  WAIVER OF CERTAIN PROVISIONS OF CALIFORNIA LAW.

          (a) Each Subsidiary Guarantor hereby acknowledges and affirms that it understands that to the extent the Issuers' Obligations under the Securities and/or the Subsidiary Guarantors' Obligations under the Subsidiary Guarantees are secured by real property located in the State of California, such Subsidiary Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such real property by trustee sale or any other reason impairing the Subsidiary Guarantor's or any secured creditors' right to proceed against the Issuers or any other Subsidiary Guarantor of the Securities.

          (b) Each Subsidiary Guarantor hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Sections 580a, 580d and 726 of the California Code of Civil Procedure. Each Subsidiary Guarantor hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Subsidiary Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.

          (c) Each Subsidiary Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Subsidiary Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Subsidiary Guarantor may have by reason of an election of remedies by any Securityholders or the Trustee and (2) any rights or defenses such Subsidiary Guarantor may have by reason of protection afforded to the Issuers pursuant to the antideficiency or other laws of California limiting or discharging the Issuers' indebtedness, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. In furtherance of such provisions, each Subsidiary Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Securityholders or the Trustee, even though that election of remedies, such as a nonjudicial foreclosure, destroys such Subsidiary Guarantor's rights of subrogation and reimbursement against the Issuers by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

          (d) Each Subsidiary Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

                                  ARTICLE 11
                            COLLATERAL AND SECURITY

SECTION 11.01.  COLLATERAL DOCUMENTS; FURTHER ASSURANCES.

          (a) The performance of all Obligations of the Issuers and the Subsidiary Guarantors to the Securityholders or the Trustee under the Securities and the Subsidiary Guarantees, according to the terms thereof, shall be secured as provided in the Collateral Documents. Each Securityholder, by its acceptance of a Security, consents and agrees to the terms of the Collateral Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof and authorizes and directs the Trustee as collateral agent to enter into each of the Collateral Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. The Issuers and the Subsidiary Guarantors will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Documents, to assure and confirm to the Trustee the Liens on and security interests in the Collateral contemplated hereby and by the Collateral Documents. Each of the Issuers and the Subsidiary Guarantors shall take any and all actions required to cause the Collateral Documents to create and maintain, as security for the Obligations of the Issuers and the Subsidiary Guarantors under the Securities and the Subsidiary Guarantees, valid and enforceable, perfected Liens on all the Collateral, in favor of the Trustee, superior to and prior to the rights of all third persons, and subject to no other Liens, other than Permitted Liens.

          (b) The Issuers will give the Trustee not less than 15 days prior written notice of the scheduled closing date for any Acquisition occurring after the Issue Date. Subject to Section 11.03(d), the Company or the Restricted Subsidiary making the Acquisition, as applicable, shall grant to the Trustee, within 60 days of the date of the Acquisition, for the benefit of the Securityholders a Mortgage on the real property being acquired. Each such Mortgage shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Trustee, shall be substantially in the form attached hereto as Exhibit E and shall constitute a valid and enforceable perfected Lien upon the property so acquired, superior to and prior to all other Liens other than Permitted Liens. In connection with the closing of any such Acquisition, a mortgage policy relating to such Mortgage shall be delivered to the Trustee and shall be reasonably satisfactory in form and substance to the Trustee. Any such Mortgage shall be duly recorded or filed by the Issuers in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens created thereby, and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (c) The Issuers and each Subsidiary Guarantor shall execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as may be reasonably required from time to time in order (i) to carry out more effectively the purposes of the Collateral Documents, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Trustee any of the rights granted or now or hereafter intended to be granted to the Trustee or under any other instrument executed in connection therewith or granted to the Company under the Collateral Documents or under any other instrument executed in connection therewith.

          (d) In the event that the recording tax applicable to a particular Mortgage exceeds $1,000, the amount of Obligations secured by such Mortgage shall equal two times the aggregate acquisition and development cost of the property subject to such Mortgage as computed in good faith by the Issuers and certified to the Trustee in an Officers' Certificate, not to exceed $130,000,000. The amount of the Obligations so secured shall initially equal two times the purchase price of such property. [Upon the filing of a Plan,] such amount shall be increased by two times the development cost of such property.

          (e) Each Issuer covenants and agrees that it will use its reasonable best efforts to obtain a consent from the Department of the Interior - Bureau of Indian Affairs (the "Bureau") to the imposition of a leasehold mortgage on the leasehold interest of Epic Resorts - Palm Springs Marquis Villas, LLC in the real property leased by it. Promptly upon receipt of such consent, the Issuers shall grant, or cause to be granted, such leasehold mortgage, substantially in the form of Exhibit E-1 hereto, to the Trustee to secure the Obligations of Epic Resorts - Palm Springs Marquis Villas, LLC under its Subsidiary Guarantee; PROVIDED, that (a) the amount of the Obligations secured by such leasehold mortgage may be limited to the amount of the acquisition price of the leasehold as determined in good faith by the Issuers and approved by the Bureau, and (b) such leasehold mortgage may be subordinate to any instrument creating the Vacation Ownership Interests created or to be created at such property. In addition, the Issuers shall execute, or cause to be executed, as further security for such Subsidiary Guarantee, a collateral assignment, substantially in the form of Exhibit E-2 hereto, of the developer rights of Epic Resorts - Palm Springs Marquis Villas, LLC under the time share declaration relating to such property.

          (f) The Issuers hereby covenant that in the event that the New Receivables Facility, or a similar receivables financing facility, is entered into, the Issuers shall refinance the Existing Receivables Facility (as defined in the Offering Memorandum) or otherwise procure that a Mortgage on the real property owned by London Bridge Resorts, LLC may be granted to the Trustee to secure the Obligations of London Bridge Resorts, LLC under its Subsidiary Guarantee. Promptly thereafter, subject to Section 11.03(d), the Issuers shall grant, or cause to be granted, to the Trustee a Mortgage on such property in substantially the form annexed hereto as Exhibit E.

          (g) The Issuers and the Subsidiary Guarantors each agree that, unless another time period is specified herein, each action required above by this Section 11.01 shall be completed as soon as practicable, but in no event later than 60 days after such action is required by the terms hereof or requested to be taken by the Trustee.

SECTION 11.02.  RECORDING AND OPINIONS.

          (a) The Issuers shall furnish to the Trustee promptly after the execution and delivery of this Indenture or any Collateral Documents executed and delivered after the date of this Indenture, including pursuant to Section 11.01(b), an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, the Collateral Documents, financing statements or other instruments necessary to make effective the Liens intended to be created by the Collateral Documents, and reciting the details of such action or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

          (b) The Issuers shall furnish to the Trustee within three months after each anniversary of the date of this Indenture, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens.

 SECTION 11.03.  RELEASE OF COLLATERAL.

          (a) Subject to subsections (b), (c), (d), (e), (f) and (g) of this
Section 11.03, Collateral may be released from the Lien and security interest created by the Collateral Documents at any time or from time to time at the sole cost and expense of the Issuers (x) upon payment in full of the Securities in accordance with the terms thereof and of this Indenture and all other Obligations of the Issuers and the Subsidiary Guarantors then due and owing under this Indenture, the Securities and the Collateral Documents, including any defeasance pursuant to Section 8.01 and (y) the delivery to the Trustee of an Opinion of Counsel that such release of the Collateral is authorized and permitted by this Section 11.03 and the applicable Collateral Documents and that all conditions precedent to such release contained in this Indenture and the Collateral Documents have been satisfied. Upon compliance with the above provisions and the provisions of Section 12.04 hereof, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments or termination, satisfaction or release provided by or on behalf of the Issuers to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

          (b)(1) The Trustee shall release the Lien and security interest created by the Collateral Documents from each Pledged Vacation Ownership Interest covered thereby at the time of the transfer of title to such Pledged Vacation Ownership Interest (a "Transfer") by an Issuer or Subsidiary Guarantor upon receipt of an Officer's Certificate stating that the following conditions have been met with respect to such Transfer:

              (A) The Transfer must be pursuant to a written agreement (a "Purchase Agreement") providing for the purchase and sale of one or more Pledged Vacation Ownership Interests (any Pledged Vacation Ownership Interest which is the subject of a Purchase Agreement is referred to in this Section 11.03 as a "Sold Interest").

              (B)   The Transfer must be in the ordinary course of business.

              (C) The Transfer must be to a Person who is not an Affiliate of the Issuers or the Subsidiary Guarantors.

          (2) The releases described in subsection 11.03(b)(1) above ("Partial Releases") shall be effectuated pursuant to an instrument prepared by the Issuers or such Subsidiary Guarantor which shall specifically recite that the partial release of the Mortgage on the sold Pledged Vacation Ownership Interest shall not otherwise affect or impair the liens created by the Collateral Documents on any other Pledged Vacation Ownership Interests encumbered thereby.

          (3) In order to facilitate Partial Releases of Sold Interests, the Trustee from time to time shall, upon the written request of the Issuers or a Subsidiary Guarantor, execute, acknowledge, and deliver powers of attorney in the form provided by the Issuers (each, a "Power of Attorney"), which form shall conform substantially to Exhibit I-1 annexed hereto, appointing such title company or title agency (each, an "Agent") as is designated by the Issuers or a Subsidiary Guarantor which owns the real property of which any Sold Interest is a part as the Trustee's attorney-in-fact for the purpose of executing, acknowledging and delivering Partial Releases of such Sold Interests. Each Power of Attorney shall be delivered by the Trustee to the Agent within five days of the Issuers' or Subsidiary Guarantor's request therefor, and shall be delivered with written authorization prepared by the Issuers and executed and delivered by the Trustee to the Agent to record the Power of Attorney and to execute Partial Releases pursuant thereto in connection with the Transfers of Sold Interests upon receipt by such Agent of the Officer's Certificate described in subsection 11.03(b)(1) above. Each Power of Attorney by its terms shall be revocable only by the recording in the county in which the Power of Attorney is recorded of an instrument executed by the Trustee specifically revoking the Power of Attorney. The Trustee shall revoke each Power of Attorney promptly after obtaining knowledge of the occurrence and continuance of an Event of Default; PROVIDED, that if an Event of Default is no longer continuing, the Trustee may execute new Powers of Attorney in accordance with this clause (3). The Trustee shall revoke a Power of Attorney promptly after obtaining knowledge that the Agent thereunder has failed to comply with its obligations hereunder as assigned pursuant to such Power of Attorney; PROVIDED, that if a Power of Attorney is so revoked, the Trustee may execute a new Power of Attorney in accordance with this clause
(3); PROVIDED, FURTHER, that no Agent as to whom a Power of Attorney has been revoked may thereafter be appointed as an Agent.

          (4) Notwithstanding the revocation of a Power of Attorney by the Trustee as permitted in subsection 11.03(b)(3) above, the Trustee shall deliver or cause to be delivered Partial Releases with respect to Transfers of Sold Interests pursuant to Purchase Agreements entered into prior to the occurrence of an Event of Default.

          (5) In connection with any release of Liens on a Pledged Vacation Ownership Interest by an Agent pursuant to this subsection 11.03(b), the Issuers or the applicable Subsidiary Guarantor shall deliver or cause to be delivered to such Agent any certificates, opinions of counsel or other documents or instruments required to be delivered to the Trustee under applicable law. The Issuers or the applicable Subsidiary Guarantor shall then cause such Agent to deliver to the Trustee originals or photostatic copies of each of the documents relating to such release, including any such certificates or opinions of counsel, as promptly as is reasonably practicable.

          (6) In connection with any Partial Release, the Trustee and, if applicable, any Agent shall not be required to obtain any other certificates, opinions of counsel or other documents and instruments except such as are specifically required by subsection 11.03(b).

          (c) In the event that (i) real property is acquired and/or developed with Indebtedness Incurred under an A&D Facility, (ii) the lender or lenders thereunder requires the Indebtedness under such A&D Facility to be secured by a first priority Lien on such real property and (iii) such property is not subject to a Mortgage in favor of the Trustee, the provisions of Section 11.01(b) requiring that a Mortgage on such property be granted to the Trustee shall, subject to Section 11.03(e), not apply.

          (d) In the event that the Trustee is furnished with an Officer's Certificate certifying that (i) real property is to be acquired and/or developed with Indebtedness Incurred under an A&D Facility, (ii) the lender or lenders thereunder require the Indebtedness under such A&D Facility to be secured by a first priority Lien on such real property and (iii) such property is already subject to a Mortgage in favor of the Trustee, the Trustee shall, upon receipt of an Opinion of Counsel to the effect set forth in clause (a)(y) above, release such Mortgage to the extent required by such lender or lenders in accordance with instructions set forth in such Officer's Certificate.

          (e) Upon the repayment in full of any A&D Facility secured by a Lien, the Issuers or the applicable Subsidiary Guarantor will promptly cause such Lien to be removed and shall grant to the Trustee a Mortgage in accordance with Section 11.01(b).

          (f) Notwithstanding any other provisions of this Section 11.03, absent the occurrence and continuance of an Event of Default, Collateral in the Cash Collateral Account (as defined in the Security Agreement) may be released solely in accordance with the terms of the Security Agreement.

          (g) In order to facilitate the sale of Pledged Vacation Ownership Interests, the Trustee shall subordinate the Collateral Documents encumbering any real property to the documents or instruments creating time share interest therein (the "Time Share Documents") as permitted by the terms of the Collateral Documents, whereupon the Collateral Documents shall be subject and subordinate to the Time Share Documents and the provisions therein dealing with insurance and the use and application of insurance and condemnation proceeds. Before taking any actions required pursuant to this subsection 11.03(g), the Trustee shall be entitled to receive an Officer's Certificate setting forth the actions that the Trustee is to take and an Opinion of Counsel to the effect that such actions are permitted by applicable law and by the terms of the Indenture and the Collateral Documents.

          (h) The Trustee have no liability for any act or failure to act of any Agent except as may result from the Trustee's willful or grossly negligent failure to fulfill its obligations under Section 11.03(b)(3).

SECTION 11.04.  CERTIFICATES OF THE ISSUERS.

          To the extent applicable, the Issuers and the Subsidiary Guarantors shall comply with (a) TIA Section 314(b), relating to Opinions of Counsel regarding the Lien of the Collateral Documents and (b) TIA Section 314(d), relating to the release of Collateral from the Lien of the Collateral Documents and Officers' Certificates or other documents regarding fair value of the Collateral. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Issuers or any other obligor upon the Securities, as applicable, to the extent permitted by TIA Section 314(d); PROVIDED, that to the extent required by Section 314(d) of the TIA, any such certificate or opinion shall be made by an independent appraiser or other expert (as such terms are used in Section 314(d) of the TIA).

SECTION 11.05. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

          The Trustee may, in its sole discretion and without the consent of the Securityholders, on behalf of the Securityholders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Collateral Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Subsidiary Guarantors hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Securityholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Securityholders or of the Trustee).

SECTION 11.06. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE COLLATERAL DOCUMENTS.

          The Trustee is authorized to receive any funds for the benefit of the Securityholders distributed under the Collateral Documents, and to make further distributions of such funds to the Securityholders according to the provisions of this Indenture and the Collateral Documents.


                                  ARTICLE 12

                                 MISCELLANEOUS

SECTION 12.01.  TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Until such time as this Indenture becomes qualified under the TIA, the Issuers, the Subsidiary Guarantors and the Trustee shall be deemed subject to and governed by the TIA as if this Indenture were so qualified on the date hereof.

SECTION 12.02.  NOTICES.

          (a) Any notice or communication by the Issuers, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), confirmed facsimile transmission or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Issuers or any of the Subsidiary Guarantors:

          Epic Resorts, LLC
          1150 First Avenue
          Suite 900
          King of Prussia, PA  19406

          Attention:  President

          If to the Trustee:

          United States Trust Company of New York
          114 West 47th Street
          25th Floor
          New York, NY  10036

          Attention:  Corporate Trust Department

          (b) The Issuers or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

          (c) All notices and communications (other than those sent to Securityholders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          (d) Any notice or communication to a Securityholder shall be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

          (e) If a notice or communication is mailed to any Person in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          (f) If the Issuers mail a notice or communication to Securityholders, they shall mail a copy to the Trustee and each Agent at the same time.

SECTION 12.03.  COMMUNICATION BY SECURITYHOLDERS WITH OTHER SECURITYHOLDERS.

          Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 12.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Issuers and/or any of the Subsidiary Guarantors to the Trustee to take any action under this Indenture, the Issuers and/or any of the Subsidiary Guarantors, as the case may be, shall furnish to the Trustee:

          (i) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 12.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e), shall comply with the definition of the term "Officers' Certificate" and shall include:

          (i) a statement that the person making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

SECTION 12.06.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.07.  LEGAL HOLIDAYS.

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in New York City, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 12.08.  NO RECOURSE AGAINST OTHERS.

          No past, present or future director, officer, employee, agent, manager, stockholder or partner of the Issuers or their predecessors shall have any liability for any Obligations of the Issuers under the Securities or this Indenture or for any claim based on, in respect of, or by reason of such Obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.09.  DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 12.10.  GOVERNING LAW.

          This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 12.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Subsidiary Guarantors, the Issuers or their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.  SUCCESSORS.

          All agreements of the Issuers and the Subsidiary Guarantors in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 12.13.  SEVERABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.14.  COUNTERPART ORIGINALS.

          This Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

SECTION 12.15.  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                EPIC RESORTS, LLC



                                By:    /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President


                                EPIC CAPITAL CORP.



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President


                                EPIC WARRANT CO.



                                By      /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President


                                EPIC TRAVEL, LLC



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President


                                LONDON BRIDGE RESORT, LLC



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President

                                DAYTONA BEACH REGENCY, LTD



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President



                                RESORT MANAGEMENT, LLC



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President



                                RESORT INVESTMENT, LLC



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President


                                EPIC RESORTS - WESTPARK RESORT, LLC



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President

                                EPIC RESORTS - SCOTTSDALE LINKS RESORT, LLC



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President


                                EPIC RESORTS - PALM SPRINGS MARQUIS VILLAS, LLC



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President


                                EPIC RESORTS - HILTON HEAD, LLC



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President


                                RESORT MANAGEMENT, LLC



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President


                                RESORT INVESTMENT, LLC



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President

                                DAYTONA BEACH REGENCY, LTD



                                By:     /s/ T. F. Flatley
                                     -------------------------------------
                                     Name:  Thomas F. Flatley
                                     Title: President


                                UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee



                                By:   /s/ James Nesci
                                     -------------------------------------
                                     Name:  James D. Nesci
                                     Title: Assistant Vice President

                                                                  EXHIBIT A


          THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
          (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, ON THE DATE OF THE TRANSFER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO EPIC RESORTS, LLC ("EPIC") OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRANSFER AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO EPIC THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D)

                                                                  Exhibit A
                                                                  Page 2

          OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE, BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO EPIC, (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (G) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO EPIC AND IN EACH CASE, IN ACCORDANCE WITH APPLICABLE CASE SECURITIES LAWS AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          THIS NOTE WILL BE CONSIDERED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS JULY 8, 1998. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OID RULES, PLEASE CONTACT THE TREASURER OF THE COMPANY AT 1150 FIRST AVENUE, SUITE 900, KING OF PRUSSIA, PA 19406.

          Each Global Note shall also bear the following legend on the face thereof:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR

                                                                  Exhibit A
                                                                  Page 3

          DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THIS INDENTURE.

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                  Exhibit A
                                                                  Page 4

                                                                  CUSIP No:

                              (Front of Security)

No. 1                                                          $___________



                               EPIC RESORTS, LLC
                              EPIC CAPITAL CORP.
                  13% Senior Secured Note Due 2005, Series A


EPIC RESORTS, LLC, a Delaware limited liability company (the "Company"), and EPIC CAPITAL CORP., a Delaware corporation (together with the Company, the "Issuers"), jointly and severally promise to pay to ____________, or its registered assigns, the principal sum of $___________ [in the case of a Global Security, insert --, as such amount may be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository,] on June 15, 2005.

Interest Payment Dates:  June 15 and December 15, commencing December 15, 1998.

Record Dates:  June 1 and December 1 (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

          Dated:

          EPIC RESORTS, LLC.

          By
             ---------------------------
            Name:
            Title:

          By
             ---------------------------
            Name:
            Title:

          EPIC CAPITAL CORP.

          By
             ---------------------------
            Name:
            Title:

          By
             ---------------------------
            Name:
            Title:

                                                                  Exhibit A
                                                                  Page 5

                                                                  Exhibit A
                                                                  Page 6


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By
   ----------------------------
     Authorized Signatory

                                                                  Exhibit A
                                                                  Page 7

                             (Reverse of Security)

                  13% SENIOR SECURED NOTE DUE 2005, Series A

          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

          1. INTEREST. EPIC RESORTS, LLC, a Delaware limited liability company (the "Company"), and EPIC CAPITAL CORP., a Delaware corporation (together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Issuers shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 13%. The Issuers will pay interest semiannually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing December 15, 1998, or if any such day is not a Business Day, on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Security. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. The rate of interest payable on this Security shall be subject to the assessment of additional interest (the "Additional Interest") as follows:

          (i) if the Exchange Offer Registration Statement or Shelf Registration Statement is not filed within 75 days following the Issue Date, Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on the 76th day after the Issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; or

          (ii) if the Exchange Offer Registration Statement or Shelf Registration Statement is not declared effective within 135 days following the Issue Date, Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on the 136th day after the Issue Date, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; or

          (iii) if (A) the Issuers and the Subsidiary Guarantors have not exchanged all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 165 days after the Issue Date or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange offer is consummated or (C) if applicable, the Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of the Issue Date (unless all the Securities have been sold thereunder), then Additional Interest shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum for the first 30 days commencing on (x) the 166th day after the Issue Date with respect to the Securities validly tendered and nor exchanged by the Issuers, in the case of (A) above, or (y) the day the Exchange Offer Registration ceases to be

                                                                  Exhibit A
                                                                  Page 8

effective or usable for its intended purpose in the case of (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.50% per annum at the beginning of each subsequent 30-day period; PROVIDED HOWEVER, that the Additional Interest rate under Clauses (i), (ii) or (iii) above, may not exceed in the aggregate 1.50% per annum; and PROVIDED FURTHER, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Offer Securities for all Securities tendered (in the case of clause (iii)(a) above), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective in the case of clause (iii)(B) above, or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause
(iii)(C) above), Additional Interest on the Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. Any amounts of Additional Interest due pursuant to clauses (i),
(ii) or (iii) above will be payable and will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Securities multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          "EXCHANGE OFFER" shall mean the exchange offer by the Issuers of Initial Securities for Exchange Securities pursuant to Section 2(a) of the Exchange and Registration Rights Agreement.

          "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean an exchange offer registration statement on Form S-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Offering Memorandum or prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "RECORD DATE" shall have the meaning provided on the front of this Security.

          "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Issuers and the Subsidiary Guarantors pursuant to the provisions of the Exchange and Registration Rights Agreement which covers all of the Initial Securities and the Subsidiary Guarantees on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          2. METHOD OF PAYMENT. The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. Except as provided above, the Issuers shall pay principal, premium, if any, and interest in money of the United States

                                                                  Exhibit A
                                                                  Page 9

that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

          3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Issuers or any Guarantor of the Issuers may act in any such capacity, except that none of the Issuers, the Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

          4. INDENTURE. The Issuers issued the Securities under an Indenture, dated as of __________, 1998 (the "Indenture"), between the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified, except as the Indenture otherwise provides. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior Obligations of the Issuers limited to $130,000,000 in aggregate principal amount.

          5. OPTIONAL REDEMPTION. The Issuers may not redeem the Securities prior to June 15, 2003. On or after such date, the Securities will be redeemable, at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each holder's registered address, at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, if redeemed during the 12-month period commencing on June 15 of the years set forth below, plus accrued interest to the redemption date:

                                                  Redemption
          Period                                  Price
          ------                                  -----
          2003................................... 106.50%
          2004 and thereafter.................... 103.25%

          6. MANDATORY PURCHASE OFFER. The Issuers must make one or more offers to purchase at least $65,000,000 aggregate principal amount of the Securities (subject to adjustment) between June 15, 2000 and June 15, 2002 at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

          7. REPURCHASE AT OPTION OF SECURITYHOLDER. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Issuers to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

                                                                  Exhibit A
                                                                  Page 10

Within 30 days following any Change of Control, unless the Issuers have mailed a redemption notice with respect to all of the outstanding Securities in connection with such Change in Control, the Issuers will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Issuers to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and
(iii) the procedures, determined by the Issuers consistent with the Indenture, that a Securityholder must follow in order to have its Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

          (b) If the Company or a Subsidiary consummates any Asset Disposition, and when the aggregate amount of Net Available Cash from such an Asset Disposition exceeds $10,000,000, the Issuers shall be required to offer to purchase the maximum principal amount of Securities, that is in an integral multiple of $1,000, that may be purchased out of the Net Available Cash at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If the aggregate purchase price of Securities surrendered by Holders thereof pursuant to the offer exceeds the amount of Net Available Cash, the Securities to be redeemed shall be selected on a PRO RATA basis, subject to the terms of the Indenture. Securityholders that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Issuers prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

          8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption as long as the Issuers have deposited with the Paying Agent funds for such redemption.

          9. REGISTRATION RIGHTS. Pursuant to the Exchange and Registration Rights Agreement, and subject to certain terms and conditions stated therein, the Issuers will be obligated to consummate an Exchange Offer pursuant to which the Holders of the Initial Securities shall have the right to exchange this Security for Exchange Securities, which have been registered under the Securities Act, in like principal amount and having terms identical in all material respect to this Security.

          10. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The

                                                                  Exhibit A
                                                                  Page 11

Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

          11. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Paying Agent, any Registrar, any Co-Registrar and agent of the foregoing and the Issuers shall deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and none of the Trustee, any such agent nor the Issuers shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes; and none of the Issuers, the Trustee, any Paying Agent, any Registrar or Co-Registrar or any agent of the foregoing shall be affected by any notice to the contrary.

          12. AMENDMENTS AND WAIVERS. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect the rights of any Securityholder.

          13. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities voting as a single class by notice to the Issuers may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately; PROVIDED, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuers or any Subsidiary Guarantor, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

                                                                  Exhibit A
                                                                  Page 12

          14. TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, the Subsidiary Guarantors or any Affiliate of the Issuers or the Subsidiary Guarantors, and may otherwise deal with the Issuers, the Subsidiary Guarantors and their respective Affiliates as if it were not Trustee.

          15. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Issuers must annually report to the Trustee on compliance with such limitations.

          16. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          17. FUTURE NOTE GUARANTEES. The Company will cause each newly organized or acquired Subsidiary (other than any Unrestricted Subsidiary) to execute and deliver to the Trustee a Guarantee of the Securities in form and substance satisfactory to the Trustee.

          18. SECURITY. The Securities will be secured to the extent set forth in the Indenture.

          19. DEFEASANCE. Subject to certain conditions provided for in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

          20. GOVERNING LAW. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

          21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          22. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

                                                                  Exhibit A
                                                                  Page 13

          The Issuers will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

          Epic Resorts, LLC
          1150 First Avenue
          Suite 900
          King of Prussia, PA 19406

          Attn.:  President

                                                                  Exhibit A
                                                                  Page 14


                                ASSIGNMENT FORM


          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

-------------------------------------------------------------------------------

                  (Insert assignee's Soc. sec. or tax ID no.)



-------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and                            irrevocably                          appoint
______________________________________________________________
agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:
     ---------------

                           Your Signature:
                                           ------------------------------------
               (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:



---------------------------------
(Signatures must be guaranteed by
an "eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or participation
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the
Registrar in addition to,

                                                                  Exhibit A
                                                                  Page 15

or in substitution for, STAMP, all
in accordance with the Securities
Exchange Act of 1934, as amended.)

                                                                  Exhibit A
                                                                  Page 16

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years after the date of the acquisition of this Security by the undersigned from the Issuers or an Affiliate of the Issuers, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   CHECK ONE


          (1)  ___  to the Issuers or one of their subsidiaries; or

          (2) ___ pursuant to and in compliance with Rule 144A under the Securities Act; or

          (3) ___ to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
                    Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

          (4) ___ outside the United States to a "foreign person" in compliance with Rule 904 of Regulation S under the Securities Act; or

          (5) ___ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

          (6) ___ pursuant to an effective registration statement under the Securities Act; or

          (7) ___ pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Securityholder thereof; PROVIDED that if box (3),
(4), (5) or (7) is checked, the Issuers or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Issuers has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any Person other than the Securityholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.

                                                                  Exhibit A
                                                                  Page 17

Dated:                           Signed:
      ----------------------            -------------------------------------
                                        (Sign exactly as name appears on
                                         the other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------


---------------------------------
(Signatures must be guaranteed by
an "eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or participation
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the
Registrar in addition to, or in
substitution for, STAMP, all in
accordance with the Securities
Exchange Act of 1934, as amended.)

             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED


          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ------------------      -----------------------------------------
                                   NOTICE:  To be executed by an
                                    executive officer

                                                                  Exhibit A
                                                                  Page 18

                  OPTION OF SECURITYHOLDER TO ELECT PURCHASE


          If you want to elect to have all or any part of this Security purchased by the Issuers pursuant to Section 3.08, Section 4.10 or Section
4.14 of the Indenture check the appropriate box:

          __ Section 3.08         __ Section 4.10      __ Section 4.14

          If you want to have only part of the Security purchased by the Company pursuant to Section 3.08, Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$______________________


Date:
     ------------------


                 Your Signature:
                                ----------------------------------------------
               (Sign exactly as your name appears on the face of this Security)

Signature Guarantee:


------------------------------------
(Signatures must be guaranteed by an
"eligible guarantor institution" meeting the requirements of the Registrar, which requirements will include membership or participation in the Securities Transfer
Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                      EXHIBIT B

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

     THIS NOTE WILL BE CONSIDERED TO HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR PURPOSES OF SECTIONS 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS
     NOTE IS JULY 8, 1998. FOR INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF OID PER $1,000 OF PRINCIPAL AMOUNT AND YIELD TO MATURITY FOR PURPOSES OF THE OLD RULES, PLEASE CONTACT THE TREASURER OF THE COMPANY AT 1150 FIRST AVENUE, SUITE 900, KING OF PRUSSIA, PA 19406.

                                                                      Exhibit B
                                                                         Page 2

                                                                      CUSIP No:
(Front of Security)

No. 1                                                              $___________



                               EPIC RESORTS, LLC
                              EPIC CAPITAL CORP.
                  13% SENIOR SECURED NOTE DUE 2005, Series B


EPIC RESORTS, LLC, a Delaware limited liability company (the "Company"), and EPIC CAPITAL CORP., a Delaware corporation (together with the Company, the "Issuers"), jointly and severally promise to pay to ____________, or its registered assigns, the principal sum of $___________ [in the case of a Global Security, insert --, as such amount may be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository,] on June 15, 2005.

Interest Payment Dates:  June 15 and December 15, commencing December 15, 1998.

Record Dates:  June 1 and December 1 (whether or not a Business Day).

Additional provisions of this Security are set forth on the other side of this Security.

          Dated:

          EPIC RESORTS, LLC.


          By
             --------------------------
              Name:
              Title:


          By
             --------------------------
             Name:
             Title:


          EPIC CAPITAL CORP.


          By
             --------------------------
             Name:
             Title:


          By
             --------------------------
             Name:
             Title:

                                                                      Exhibit B
                                                                         Page 3

                                                                      Exhibit B
                                                                         Page 4

TRUSTEE'S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture

UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


By
   ------------------------------------
   Authorized Signatory

                                                                      Exhibit B
                                                                         Page 5

                             (Reverse of Security)

                  13% SENIOR SECURED NOTE DUE 2005, SERIES B


          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

     1. INTEREST. EPIC RESORTS, LLC, a Delaware limited liability company (the "Company"), and EPIC CAPITAL CORP., a Delaware corporation (together with the Company, the "Issuers"), jointly and severally promise to pay interest on the principal amount of this Security at the rate and in the manner specified below. The Issuers shall pay, in cash, interest on the principal amount of this Security at the rate per annum of 13%. The Issuers will pay interest semiannually in arrears on June 15 and December 15 of each year (each an "Interest Payment Date"), commencing December 15, 1998, or if any such day is not a Business Day, on the next succeeding Business Day. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of this Security. To the extent lawful, the Issuers shall pay interest on overdue principal at the rate of 2% per annum in excess of the then applicable interest rate on the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          2. METHOD OF PAYMENT. The Issuers shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the Record Date immediately preceding the Interest Payment Date, even if such Securities are canceled after such Record Date and on or before such Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. Except as provided above, the Issuers shall pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Issuers may pay principal, premium, if any, and interest by its check payable in such U.S. Legal Tender. The Issuers may deliver any such interest payment to the Paying Agent or to a Securityholder at the Securityholder's registered address.

          3. PAYING AGENT AND REGISTRAR. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Securityholder. The Issuers or any Guarantor of the Issuers may act in any such capacity, except that none of the Issuers, the Subsidiaries or their Affiliates shall act (i) as Paying Agent in connection with any redemption, offer to purchase, discharge or defeasance, as otherwise specified in the Indenture, and (ii) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

          4. INDENTURE. The Issuers issued the Securities under an Indenture, dated as of July 8, 1998 (the "Indenture"), between the Issuers, the Subsidiary Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA as in effect on the date the Indenture is qualified, except as the

                                                                      Exhibit B
                                                                         Page 6

Indenture otherwise provides. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are senior Obligations of the Issuers limited to $130,000,000 in aggregate principal amount.

          5. OPTIONAL REDEMPTION. The Issuers may not redeem the Securities prior to June 15, 2003. On or after such date, the Securities will be redeemable, at the option of the Issuers, in whole or in part, upon not less than 30 nor more than 60 days prior notice mailed by first class mail to each holder's registered address, at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, if redeemed during the 12-month period commencing on June 15 of the years set forth below, plus accrued interest to the redemption date:

                                                  Redemption
          Period                                  Price
          ------                                  -----
          2003 ................................   106.50%
          2004 and thereafter .................   103.25%

          6. MANDATORY PURCHASE OFFER. The Issuers must make one or more offers to purchase at least $65,000,000 aggregate principal amount of the Securities (subject to adjustment) between June 15, 2000 and June 15, 2002 at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

          7. REPURCHASE AT OPTION OF SECURITYHOLDER. (a) If there is a Change of Control, each Holder of Securities will have the right to require the Issuers to repurchase all or any part of such Holder's Securities at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date). Within 30 days following any Change of Control, unless the Issuers have mailed a redemption notice with respect to all of the outstanding Securities in connection with such Change in Control, the Issuers will mail a notice to each Securityholder stating (i) that a Change of Control has occurred and that such Securityholder has the right to require the Issuers to repurchase all or any part of such Securityholder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date); (ii) the repurchase date (which will be no earlier then 30 days nor later than 60 days from the date such notice is mailed); and (iii) the procedures, determined by the Issuers consistent with the Indenture, that a Securityholder must follow in order to have its Securities repurchased. Securityholders that are subject to an offer to repurchase may elect to have such Securities repurchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

          (b) If the Company or a Subsidiary consummates any Asset Disposition, and when the aggregate amount of Net Available Cash from such an Asset Disposition exceeds

                                                                      Exhibit B
                                                                         Page 7

$10,000,000, the Issuers shall be required to offer to purchase the maximum principal amount of Securities, that is in an integral multiple of $1,000, that may be purchased out of the Net Available Cash at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. If the aggregate purchase price of Securities surrendered by Holders thereof pursuant to the offer exceeds the amount of Net Available Cash, the Securities to be redeemed shall be selected on a PRO RATA basis, subject to the terms of the Indenture. Securityholders that are the subject of an offer to purchase will receive an Asset Disposition Offer from the Issuers prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Securityholder to Elect Purchase" appearing below.

          8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed at its registered address. Securities may be redeemed in part but only in whole multiples of $1,000, unless all of the Securities held by a Securityholder are to be redeemed. On and after the redemption date, interest ceases to accrue on Securities or portions of them called for redemption as long as the Issuers have deposited with the Paying Agent funds for such redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Securityholder among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities to be redeemed and ending at the close of business on the day of selection or during the period between a Record Date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Paying Agent, any Registrar, any Co-Registrar and agent of the foregoing and the Issuers shall deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and none of the Trustee, any such agent nor the Issuers shall be affected by notice to the contrary. The registered Securityholder shall be treated as its owner for all purposes; and none of the Issuers, the Trustee, any Paying Agent, any Registrar or Co-Registrar or any agent of the foregoing shall be affected by any notice to the contrary.

          11. AMENDMENTS AND WAIVERS. Subject to certain exceptions provided in the Indenture, the Indenture or the Securities may be amended with the consent of the Holders of a majority in principal amount of the then outstanding Securities, and any existing Default or Event of Default (except a payment default) may be waived with the consent of the Holders of a

                                                                      Exhibit B
                                                                         Page 8

majority in principal amount of the then outstanding Securities. Without the consent of any Securityholder the Indenture or the Securities may be amended to, among other things, cure any ambiguity, defect or inconsistency, to comply with the requirements of the Commission in order to effect or maintain qualification of the Indenture under the TIA or to make any change that does not adversely affect the rights of any Securityholder.

          12. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities voting as a single class by notice to the Issuers may declare the unpaid principal of, and any accrued and unpaid interest on, all the Securities to be due and payable immediately; PROVIDED, that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Issuers or any Subsidiary Guarantor, all outstanding Securities shall become due and payable immediately without further action or notice. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Issuers must furnish an annual compliance certificate to the Trustee.

          13. TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, the Subsidiary Guarantors or any Affiliate of the Issuers or the Subsidiary Guarantors, and may otherwise deal with the Issuers, the Subsidiary Guarantors and their respective Affiliates as if it were not Trustee.

          14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions provided for in the Indenture. The Issuers must annually report to the Trustee on compliance with such limitations.

          15. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. FUTURE NOTE GUARANTEES. The Company will cause each newly organized or acquired Subsidiary (other than any Unrestricted Subsidiary) to execute and deliver to the Trustee a Guarantee of the Securities in form and substance satisfactory to the Trustee.

          17. SECURITY. The Securities will be secured to the extent set forth in the Indenture.

                                                                      Exhibit B
                                                                         Page 9

          18. DEFEASANCE. Subject to certain conditions provided for in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

          19. GOVERNING LAW. The laws of the State of New York shall govern this Security and the Indenture, without regard to principles of conflict of laws.

          20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

          The Issuers will furnish to any Securityholder upon written request and without charge a copy of the Indenture. Request may be made to:

          Epic Resorts, LLC
          1150 First Avenue
          Suite 900
          King of Prussia, PA 19406

          Attn.:  President

                                                                      Exhibit B
                                                                        Page 10

                                ASSIGNMENT FORM


          To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to



--------------------------------------------------------------------------------


                  (Insert assignee's Soc. sec. or tax ID no.)















--------------------------------------------------------------------------------


             (Print or type assignee's name, address and zip code)

and                                irrevocably                           appoint


--------------------------------------------------------------
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:
      ---------------

                          Your Signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears on
                                               the face of this Security)

Signature Guarantee:

                                                                      Exhibit B
                                                                        Page 11


-----------------------------------
(Signatures must be guaranteed by
an "eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or participation
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the
Registrar in addition to, or in
substitution for, STAMP, all in
accordance with the Securities
Exchange Act of 1934, as amended.)

                                                                      Exhibit B
                                                                        Page 12

                  OPTION OF SECURITYHOLDER TO ELECT PURCHASE


          If you want to elect to have all or any part of this Security purchased by the Issuers pursuant to Section 3.08, Section 4.10 or Section
4.14 of the Indenture check the appropriate box:

              Section 3.08            Section 4.10         Section 4.14
          ---                     ---                  ---

          If you want to have only part of the Security purchased by the Company pursuant to Section 3.08, Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:


$
 ---------------------


Date:
     -----------------


                          Your Signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears on
                                               the face of this Security)

Signature Guarantee:


------------------------------------
(Signatures must be guaranteed by
an "eligible guarantor institution"
meeting the requirements of the
Registrar, which requirements will
include membership or participation
in the Securities Transfer Agents
Medallion Program ("STAMP") or such
other "signature guarantee program"
as may be determined by the
Registrar in addition to, or in
substitution for, STAMP, all in
accordance with the Securities
Exchange Act of 1934, as amended.)

                                                                      EXHIBIT C


                           Form of Certificate To Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------


United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036
Attention:  Corporate Trust Administration


          Re:  Epic Resorts, LLC and
               Epic Capital Corp. (the "Issuers")
               13% Senior Secured Notes Due 2005 (the "Securities
               --------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed purchase of Securities, we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated June 30, 1998 relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated on pages (i), (ii) and (iii) of the Offering Memorandum and in the section entitled "Transfer Restrictions" of the Offering Memorandum including the restrictions on duplication and circulation of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (as described in the Offering Memorandum) and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Securities prior to the date which is two years after the original issuance of the Securities, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities), a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Securities, (iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the

                                                                      EXHIBIT C
                                                                         Page 2

Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          4. We are not acquiring the Securities for or on behalf of, and will not transfer the Securities to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          5. We understand that, on any proposed resale of any Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          Very truly yours,


          By
             ---------------------------
               Name:

                         Form of Certificate To Be Delivered
                           in Connection with Transfers
                              Pursuant to Regulation S
                             --------------------------




---------------, -----


United States Trust Company of New York
114 West 47th Street, 25th Floor
New York, New York 10036
Attention:  Corporate Trust Administration


          Re: Epic Resorts, LLC and Epic Capital Corp. (the "Issuers") 13% Senior Secured Notes due 2005 (the "Securities")
               ---------------------------------------------------------

Ladies and Gentlemen:

          In connection with our proposed sale of $_____________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a Person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                      (i)

          Very truly yours,

          [Name of Transferor]


          By
             ---------------------------

                               Authorized Signature

                                      (ii)

                                                                     SCHEDULE A

                                 EXISTING LIENS


                                     None

                                                                     SCHEDULE B

                             EXISTING INDEBTEDNESS


                                     None